UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to § 240.14a-12

AT&T Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of AT&T Inc. 2017 Annual Meeting of Stockholders and Proxy Statement

AT&T Inc. One AT&T Plaza Whitacre Tower 208 S. Akard Street Dallas, TX 75202

NOTICE OF 2017 ANNUAL MEETING

OF STOCKHOLDERS AND PROXY STATEMENT

To the holders of Common Stock of AT&T Inc.:

The 2017 annual meeting of stockholders of AT&T Inc. will be held as follows:

When:	9:00 a.m. local time, Friday, April 28, 2017

Where:	Dallas City Performance Hall 2520 Flora Street Dallas, TX 75201

The purpose of the annual meeting is to consider and take action on the following:

1.	Election of Directors

2.	Ratification of Ernst & Young LLP as independent auditors

3.	Advisory approval of executive compensation

4.	Advisory approval of frequency of vote on executive compensation

5.	Any other business that may properly come before the meeting, including certain stockholder proposals

Holders of AT&T Inc. common stock of record at the close of business on February 28, 2017, are entitled to vote at the meeting and any adjournment of the meeting. Please sign, date, and return your proxy card or submit your proxy and/or voting instructions by telephone or through the Internet promptly so that a quorum may be represented at the meeting. Any person giving a proxy has the power to revoke it at any time, and stockholders who are present at the meeting may withdraw their proxies and vote in person.

By Order of the Board of Directors.

Your Vote is Important

Please sign, date and return your proxy card or submit your proxy and/or voting instructions by telephone or through the Internet promptly so that a quorum may be represented at the meeting. Any person giving a proxy has the power to revoke it at any time, and stockholders who are present at the meeting may withdraw their proxies and vote in person.

Attending the Meeting

If you plan to attend the meeting in person, please vote your proxy and bring the admission ticket (attached to the proxy card or the Annual Meeting Notice) to the Annual Meeting. If you do not have an admission ticket or if you hold your shares in the name of a bank, broker, or other institution, you may obtain admission to the meeting by presenting proof of your ownership of AT&T stock as of February 28, 2017 (the record date).

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on April 28, 2017:

The proxy statement and annual report to security holders are available at www.edocumentview.com/att

Stacey Maris

Senior Vice President – Assistant General Counsel and Secretary

March 10, 2017

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Information About the Meeting and Voting

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting To Be Held on April 28, 2017:

The proxy statement and annual report to security holders

are available at www.edocumentview.com/att.

Please sign, date and return your proxy card or submit your proxy and/or voting instructions by telephone or through the Internet promptly so that a quorum may be represented at the meeting. Any person giving a proxy has the power to revoke it at any time, and stockholders who are present at the meeting may withdraw their proxies and vote in person.

AT&T 2017 Proxy Statement	| 1 |

Proxy Statement Summary

Proxy Statement Summary

This summary highlights information contained elsewhere in this Proxy Statement. Please read the entire Proxy Statement carefully before voting.

Attending the Annual Meeting of Stockholders

If you plan to attend the meeting in person, please vote your proxy and bring the admission ticket (attached to the proxy card or the Annual Meeting Notice) to the Annual Meeting. If you do not have an admission ticket or if you hold your shares in the name of a bank, broker, or other institution, you may obtain admission to the meeting by presenting proof of your ownership of AT&T stock as of February 28, 2017 (the record date).

Agenda and Voting Recommendations

Item	Description	Board Recommendation	Page
1	Election of Directors	FOR each nominee	7
2	Ratification of Ernst & Young LLP as auditors for 2017	FOR	17
3	Advisory Approval of Executive Compensation	FOR	18
4	Advisory Approval of Frequency of Vote on Executive Compensation	FOR every year	19
5	Stockholder Proposal: Prepare Political Spending Report	AGAINST	20
6	Stockholder Proposal: Prepare Lobbying Report	AGAINST	22
7	Stockholder Proposal: Modify Proxy Access Requirements	AGAINST	24
8	Stockholder Proposal: Reduce Vote Required for Written Consent	AGAINST	26

Director Nominees*

Name	Age	Director Since	Principal Occupation
Randall L. Stephenson	56	2005	Chairman, CEO, and President, AT&T Inc.
Samuel A. Di Piazza, Jr.	66	2015	Retired Global CEO, PricewaterhouseCoopers International Limited
Richard W. Fisher	67	2015	Former President and CEO, Federal Reserve Bank of Dallas
Scott T. Ford	54	2012	Member and CEO, Westrock Group, LLC
Glenn H. Hutchins	61	2014	Chairman, North Island and Co-Founder, Silver Lake
William E. Kennard	60	2014	Former United States Ambassador to the European Union and former Chairman of the Federal Communications Commission
Michael B. McCallister	64	2013	Retired Chairman and CEO, Humana Inc.
Beth E. Mooney	62	2013	Chairman and CEO, KeyCorp
Joyce M. Roché	69	1998	Retired President and CEO, Girls Inc.
Matthew K. Rose	57	2010	Chairman and CEO, Burlington Northern Santa Fe, LLC
Cynthia B. Taylor	55	2013	President and CEO, Oil States International, Inc.
Laura D’Andrea Tyson	69	1999	Distinguished Professor of the Graduate School at the University of California at Berkley
Geoffrey Y. Yang	57	2016	Founding Partner and Managing Director, Redpoint Ventures

* All Director nominees are independent, except for Mr. Stephenson

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Proxy Statement Summary

Corporate Governance Highlights

We are committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens Board and management accountability and helps build public trust in the Company. The Corporate Governance section beginning on page 27 describes our governance framework, which includes the following highlights:

✓	13 Director nominees

✓	12 independent Director nominees

✓	Demonstrated Board refreshment

✓	Robust Director nominee selection process

✓	Adopted proxy access

✓	Annual election of Directors

✓	Majority voting for Directors

✓	Annual Board, Committee and Director evaluations
✓	Independent Lead Director

✓	Independent Audit, Human Resources, and Corporate Governance and Nominating Committees

✓	Regular executive sessions of non-management Directors

✓	Robust stockholder engagement

✓	Long-standing commitment to sustainability

✓	Stockholders may call special meetings

Executive Compensation Highlights

What We Do

   ✓   Pay for Performance: Tie compensation to performance by setting clear and challenging performance goals. The vast majority of executive officer compensation is tied to performance metrics and/or stock price performance.

  ✓   Multiple Performance Metrics and Time Horizons: Use multiple performance metrics and multi-year vesting timeframes to limit unnecessary short-term risk taking.

   ✓   Stock Ownership and Holding Period Requirements: NEOs must comply with stock ownership guidelines and hold 25% of post-2015 stock distributions until retirement.

   ✓   Regular Engagement with Stockholders: We regularly engage with large stockholders no less than annually regarding executive compensation matters.

   ✓   Dividend equivalents: Paid at the end of performance period on earned performance shares only.

   ✓   Annual Compensation-Related Risk Review: Performed annually to confirm that our programs do not encourage excessive risk taking and are not reasonably likely to have a material adverse effect on the Company.

   ✓   Clawback Policy: The Company has a policy on the recovery of previously paid executive compensation for any fraudulent or illegal conduct.

   ✓   Severance Policy: Limits payments to 2.99 times salary and target bonus.

What We Don’t Do

   ✗     No “Single Trigger” Change in Control Provisions: No accelerated vesting of equity awards upon change in control.

  ✗    No Tax Gross-Ups: No excise tax gross-up payments except in extenuating circumstances.

  ✗    No Credit for Unvested Shares when determining stock ownership guideline compliance.

  ✗     No Repricing or Buy-Out of underwater stock options.

  ✗    No Hedging or Short Sales of AT&T stock by executive officers.

  ✗    No Supplemental Executive Retirement Benefits for officers promoted/hired after 2008.

  ✗     No Guaranteed Bonuses: The Company does not guarantee bonus payments.

  ✗    No Excessive Dilution: Our annual equity grants represent less than 1% of the total outstanding Common Stock each year. As of July 31, 2016, our total dilution was 1.1% of outstanding Common Stock.

AT&T 2017 Proxy Statement	| 3 |

Information About the Meeting and Voting

Information About the Meeting and Voting

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of AT&T Inc. (AT&T, the Company, or we) for use at the 2017 Annual Meeting of Stockholders of AT&T. The meeting will be held at 9:00 a.m. local time on Friday, April 28, 2017, at the Dallas City Performance Hall, 2520 Flora Street, Dallas, Texas 75201.

The purposes of the meeting are set forth in the Notice of Annual Meeting of Stockholders (see page i). This Proxy Statement and form of proxy are being sent or made available beginning March 10, 2017, to stock-

holders who were record holders of AT&T’s common stock, $1.00 par value per share, at the close of business on February 28, 2017. These materials are also available at www.edocumentview.com/att. Each share entitles the registered holder to one vote. As of January 31, 2017, there were 6,140,504,401 shares of AT&T common stock outstanding.

To constitute a quorum to conduct business at the meeting, stockholders representing at least 40% of the shares of common stock entitled to vote at the meeting must be present or represented by proxy.

Voting

Stockholders of Record

Stockholders whose shares are registered in their name on the Company records (also known as “stockholders of record”) will receive either a proxy card by which they may indicate their voting instructions or a notice on how they may obtain a proxy. Instead of submitting a signed proxy card, stockholders may submit their proxies by telephone or through the Internet. Telephone and Internet proxies must be used in conjunction with, and will be subject to, the information and terms contained on the form of proxy. Similar procedures may also be available to stockholders who hold their shares through a broker, nominee, fiduciary or other custodian.

All shares represented by proxies will be voted by one or more of the persons designated on the form of proxy in accordance with the stockholders’ directions. If the proxy card is signed and returned or the proxy is submitted by telephone or through the Internet without specific directions with respect to the matters to be acted upon, it will be treated as an instruction to vote such shares in accordance with the recommendations of the Board of Directors. Any stockholder giving a proxy may revoke it at any time before the proxy is voted at the meeting by giving written notice of revocation to the Secretary of AT&T, by submitting a later-dated proxy, or by attending the meeting and voting in person. The Chairman of the Board will announce the closing of the polls during the Annual

Meeting. Proxies must be received before the closing of the polls in order to be counted.

A stockholder may designate a person or persons other than those persons designated on the form of proxy to act as the stockholder’s proxy by striking out the name(s) appearing on the proxy card, inserting the name(s) of another person(s) and delivering the signed card to that person(s). The person(s) designated by the stockholder must present the signed proxy card at the meeting in order for the shares to be voted.

Shares Held Through a Bank, Broker or Other Custodian

Where the stockholder is not the record holder, such as where the shares are held through a broker, nominee, fiduciary or other custodian, the stockholder must provide voting instructions to the record holder of the shares in accordance with the record holder’s requirements in order to ensure the shares are properly voted.

Shares Held on Your Behalf under Company Benefit Plans or under The Direct SERVICE Investment Program

The proxy card, or a proxy submitted by telephone or through the Internet, will also serve as voting

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Information About the Meeting and Voting

instructions to the plan administrator or trustee for any shares held on behalf of a participant under any of the following employee benefit plans: the AT&T Savings and Security Plan, the AT&T Puerto Rico Retirement Savings Plan, the AT&T Retirement Savings Plan, and the BellSouth Savings and Security Plan. Subject to the trustee’s fiduciary obligations, shares in each of the above employee benefit plans for which instructions are not received will not be voted. To allow sufficient time for voting by the trustees and/or administrators of the plans, your voting instructions must be received by April 25, 2017.

In addition, the proxy card or a proxy submitted by telephone or through the Internet will constitute voting instructions to the plan administrator under The DirectSERVICE Investment Program sponsored and administered by Computershare Trust Company, N.A. (AT&T’s transfer agent) for shares held on behalf of plan participants.

If a stockholder participates in the plans listed above and/or maintains stockholder accounts under more than one name (including minor differences in registration, such as with or without a middle initial), the stockholder may receive more than one set of proxy materials. To ensure that all shares are voted, please submit proxies for all of the shares you own.

Attending the Meeting

Only AT&T stockholders may attend the meeting.

Stockholders of Record (shares are registered in your name)

An admission ticket is attached to your proxy card or Annual Meeting Notice and Admission Ticket. If you plan to attend the annual meeting, please retain the admission ticket and bring it with you to the meeting. A stockholder of record who does not have an admission ticket will be admitted upon presentation of photo identification at the door.

Other Stockholders (shares are held in the name of a bank, broker, or other institution)

You may obtain admission to the meeting by presenting proof of your ownership of AT&T common stock and photo identification. To be able to vote at the meeting, you will need the bank, broker, or record holder to give you a proxy.

Voting Results

The voting results of the annual meeting will be published no later than four business days after the annual meeting on a Form 8-K filed with the Securities and Exchange Commission, which will be available in the investor relations area of our website at www.att.com.

AT&T 2017 Proxy Statement	| 5 |

Information About the Meeting and Voting

Voting Procedures

Each share of AT&T common stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting. All matters, except as provided below, are determined by a majority of the votes cast, unless a greater number is required by law or our Certificate of Incorporation for the action proposed. A majority of votes cast means the number of votes cast “for” a matter exceeds the number of votes cast “against” such matter.

If the proxy is submitted and no voting instructions are given, the person or persons designated on the card will vote the shares for the election of the Board of Directors’ nominees and in accordance with the recommendations of the Board of Directors on the other subjects listed on the proxy card and at their discretion on any other matter that may properly come before the meeting.

The Board of Directors is not aware of any matters that will be presented at the meeting for action on the part of stockholders other than those described in this Proxy Statement.

Election of Directors: In the election of Directors, each Director is elected by the vote of the majority of the votes cast with respect to that Director’s election. Under our Bylaws, if a nominee for Director is not elected and the nominee is an existing Director standing for re-election (or incumbent Director), the Director must promptly tender his or her resignation to the Board, subject to the Board’s acceptance. The Corporate Governance and Nominating Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Corporate Governance and Nominating Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC, or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Corporate Governance and Nominating Committee in making its recommendation and the Board of Directors in making its decision may each consider any factors or other information that they consider appropriate and relevant. Any Director who tenders his or her resignation as described above will not participate in the recommendation of the Corporate Governance and Nominating Committee or the decision of the Board of Directors with respect to his or her resignation.

If the number of persons nominated for election as Directors as of ten days before the record date for determining stockholders entitled to notice of or to vote at such meeting shall exceed the number of Directors to be elected, then the Directors shall be elected by a plurality of the votes cast. Because no persons other than the incumbent Directors have been nominated for election at the 2017 Annual Meeting, each nominee must receive a majority of the votes cast for that nominee to be elected to the Board.

Advisory Vote on Executive Compensation and Frequency of the Vote on Executive Compensation: The advisory votes on executive compensation and frequency of the vote on executive compensation are non-binding, and in each case the preference of the stockholders will be determined by the choice receiving the greatest number of votes.

All Other Matters to be Voted Upon: All other matters at the 2017 Annual Meeting will be determined by a majority of the votes cast.

Abstentions: Shares represented by proxies marked “abstain” with respect to the proposals described on the proxy card and by proxies marked to deny discretionary authority on other matters will not be counted in determining the vote obtained on such matters.

Broker Non-Votes: Under the rules of the NYSE, on certain routine matters, brokers may, at their discretion, vote shares they hold in “street name” on behalf of beneficial owners who have not returned voting instructions to the brokers. On all other matters, brokers are prohibited from voting uninstructed shares. In instances where brokers are prohibited from exercising discretionary authority (so-called broker non-votes), the shares they hold are not included in the vote totals.

At the 2017 Annual Meeting, brokers will be prohibited from exercising discretionary authority with respect to each of the matters submitted other than the ratification of the auditors. As a result, for each of the matters upon which the brokers are prohibited from voting, the broker non-votes will have no effect on the results.

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Voting Items

Voting Items

Management Proposal

Item 1. Election of Directors

Under our Bylaws, the Board of Directors has the authority to determine the size of the Board and to fill vacancies. Currently, the Board is comprised of 13 Directors, one of whom is an executive officer of AT&T. There are no vacancies on the Board. Under AT&T’s Corporate Governance Guidelines, a Director will not be nominated by the Board for re-election if the Director would be 72 or older at the time of the election.

The Board of Directors has nominated the 13 persons listed below for election as Directors to one-year terms of office that would expire at the 2018 Annual Meeting. Each of the nominees is an incumbent Director of AT&T recommended for re-election by the Corporate Governance and Nominating Committee. In making these nominations, the Board reviewed the background of the nominees (each nominee’s biography can be found beginning on page 8) and determined to nominate each of the current Directors for re-election.

The Board believes that each nominee has valuable individual skills, attributes, and experiences that, taken together, provide us with the variety and depth of knowledge, judgment and vision necessary to provide effective oversight of a large and varied enterprise like AT&T. As indicated in the following biographies, the nominees have significant leadership skills and extensive experience in a variety of fields, including telecommunications, technology, public accounting, health care, education, economics, financial services, law, consumer marketing, operations, logistics, government service, public policy, academic research, consulting and nonprofit organizations, each of which the Board believes provides valuable knowledge about important elements of AT&T’s business. A number of the nominees also have extensive experience in international business and affairs, which the Board believes affords it an important global perspective in its deliberations.

If one or more of the nominees should at the time of the meeting be unavailable or unable to serve as a Director, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board. The Board knows of no reason why any of the nominees would be unavailable or unable to serve.

Name	Age	Director Since	Principal Occupation
Randall L. Stephenson	56	2005	Chairman, CEO, and President, AT&T Inc.
Samuel A. Di Piazza, Jr.	66	2015	Retired Global CEO, PricewaterhouseCoopers International Limited
Richard W. Fisher	67	2015	Former President and CEO, Federal Reserve Bank of Dallas
Scott T. Ford	54	2012	Member and CEO, Westrock Group, LLC
Glenn H. Hutchins	61	2014	Chairman, North Island and Co-Founder, Silver Lake
William E. Kennard	60	2014	Former United States Ambassador to the European Union and former Chairman of the Federal Communications Commission
Michael B. McCallister	64	2013	Retired Chairman and CEO, Humana Inc.
Beth E. Mooney	62	2013	Chairman and CEO, KeyCorp
Joyce M. Roché	69	1998	Retired President and CEO, Girls Inc.
Matthew K. Rose	57	2010	Chairman and CEO, Burlington Northern Santa Fe, LLC
Cynthia B. Taylor	55	2013	President and CEO, Oil States International, Inc.
Laura D’Andrea Tyson	69	1999	Distinguished Professor of the Graduate School at the University of California at Berkley
Geoffrey Y. Yang	57	2016	Founding Partner and Managing Director, Redpoint Ventures

All Director nominees are independent, except for Mr. Stephenson

AT&T 2017 Proxy Statement	| 7 |

Voting Items

Director Biographies

✓	The Board recommends you vote FOR each of the following candidates:

Randall L. Stephenson		Age 56 Director since 2005

Mr. Stephenson is Chairman of the Board, Chief Executive Officer, and President of AT&T Inc. and has served in this capacity since 2007. He has held a variety of high-level finance, operational, and marketing positions with AT&T, including serving as Chief Operating Officer from 2004 until his appointment as Chief Executive Officer in 2007 and as Chief Financial Officer from 2001 to 2004. He began his career with the Company in 1982. Mr. Stephenson received his B.S. in accounting from Central State University (now known as the University of Central Oklahoma) and earned his Master of Accountancy degree from the University of Oklahoma.

AT&T Board Committees Executive (Chair) Other Public Company Directorships The Boeing Company; Emerson Electric Co.	Qualifications, Attributes, Skills, and Experience

Mr. Stephenson’s qualifications to serve on the Board include his more than 30 years of experience in the telecommunications industry, his intimate knowledge of our Company and its history, his expertise in finance and operations management, and his years of executive leadership experience across various divisions of our organization, including serving as Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Senior Vice President of Finance, and Senior Vice President of Consumer Marketing.

	Senior Leadership/Chief Executive Officer Experience	Extensive Knowledge of the Company’s Business and/or Industry

	High Level of Financial Experience	Public Company Board Service and Governance Experience

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Voting Items

Samuel A. Di Piazza, Jr.	Age 66 Director since 2015

Mr. Di Piazza served as Global Chief Executive Officer of PricewaterhouseCoopers International Limited (an international professional services firm) from 2002 until his retirement in 2009. Mr. Di Piazza began his 36-year career with PricewaterhouseCoopers (PwC, formerly Coopers & Lybrand) in 1973 and was named Partner in 1979 and Senior Partner in 2000. From 1979 to 2002, Mr. Di Piazza held various regional leadership positions with PwC. After his retirement from PwC, Mr. Di Piazza joined Citigroup where he served as Vice Chairman of the Global Corporate and Investment Bank from 2011 until 2014. Since 2010, Mr. Di Piazza has served as the Chairman of the Board of Trustees of The Mayo Clinic. He received his B.S. in accounting from the University of Alabama and earned his M.S. in tax accounting from the University of Houston. He served as a Director of DIRECTV from 2010 until the company was acquired by AT&T Inc. in 2015.

AT&T Board Committees

Audit (Chair); Executive;

Public Policy and

Corporate Reputation

Other Public Company Directorships

Jones Lang LaSalle

Incorporated; ProAssurance Corporation; Regions Financial Corporation

Past Directorships

DIRECTV (2010-2015)

Qualifications, Attributes, Skills, and Experience

Mr. Di Piazza’s qualifications to serve on the Board include his executive leadership skills, his vast experience in public accounting with a major accounting firm, and his experience in international business and affairs, all strong attributes for the Board of AT&T. His qualifications also include his prior service as a Director of DIRECTV, a digital entertainment services company that we acquired.

Senior Leadership/Chief Executive Officer Experience	Extensive Knowledge of the Company’s Business and/or Industry
High Level of Financial Experience	Global Business/Affairs Experience

Richard W. Fisher		Age 67 Director since 2015

Mr. Fisher served as President and Chief Executive Officer of the Federal Reserve Bank of Dallas from 2005 until March 2015. He has been Senior Advisor to Barclays PLC (a financial services provider) since July 2015. From 2001 to 2005, Mr. Fisher was Vice Chairman and Managing Partner of Kissinger McLarty Associates (a strategic advisory firm). From 1997 to 2001, Mr. Fisher served as Deputy U.S. Trade Representative with the rank of Ambassador. Previously, he served as Managing Partner of Fisher Capital Management and Fisher Ewing Partners LP (investment advisory firms) and prior to that was Senior Manager of Brown Brothers Harriman & Co. (a private banking firm). He is an Honorary Fellow of Hertford College, Oxford University, and a
Fellow of the American Academy of Arts and Sciences. Mr. Fisher received his B.A. in economics from Harvard University and earned his M.B.A. from Stanford University.

AT&T Board Committees Corporate Development and Finance; Corporate Governance and Nominating Other Public Company Directorships PepsiCo, Inc.	Qualifications, Attributes, Skills, and Experience

Mr. Fisher’s qualifications to serve on the Board include his extensive financial, trade and regulatory expertise, and a deep understanding of Mexico and Latin America, all of which enable him to provide valuable financial and strategic insight to AT&T.

	Senior Leadership/Chief Executive Officer Experience	Government/Regulatory Expertise
	High Level of Financial Experience	Global Business/Affairs Experience

AT&T 2017 Proxy Statement	| 9 |

Voting Items

Scott T. Ford		Age 54 Director since 2012

Mr. Ford founded Westrock Group, LLC (a private investment firm in Little Rock, Arkansas) in 2013, where he has served as Member and Chief Executive Officer since its inception. Westrock Group operates Westrock Coffee Company, LLC (a vertically-integrated coffee company), which Mr. Ford founded in 2009, and where he has served as Chief Executive Officer since 2009. Westrock Group also operates Westrock Asset Management, LLC (a global alternative investment firm), which Mr. Ford founded in 2014, and where he has served as Chief Executive Officer and Chief Investment Officer since 2014. Mr. Ford previously served as President and Chief Executive Officer of Alltel Corporation (a provider of wireless voice and data communications services) from 2002 to 2009, and served as an executive member of Alltel Corporation’s board of directors from 1996 to 2009. He also served as Alltel Corporation’s President and Chief Operating Officer from 1998 to 2002. Mr. Ford led Alltel through several major business transformations, culminating with the sale of the company to Verizon Wireless in 2009.
Mr. Ford received his B.S. in finance from the University of Arkansas, Fayetteville.

AT&T Board Committees Corporate Development and Finance (Chair); Executive; Human Resources Other Public Company Directorships Bear State Financial, Inc.	Qualifications, Attributes, Skills, and Experience

Mr. Ford’s qualifications to serve on the Board include his extensive experience and expertise in the telecommunications industry, his strong strategic focus, his leadership experience in the oversight of a large, publicly traded company, and his experience in international business and private equity, all of which bring valuable contributions to AT&T’s strategic planning and industry competitiveness.

	Senior Leadership/Chief Executive Officer Experience	Extensive Knowledge of the Company’s Business and/or Industry
	Public Company Board Service and Governance Experience	Investment/Private Equity Experience

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Voting Items

Glenn H. Hutchins		Age 61 Director since 2014

Mr. Hutchins is Chairman of North Island (the Hutchins family office in New York, New York) and Co-Founder of Silver Lake (a technology investment firm based in New York, New York and Menlo Park, California) which was founded in 1999, and where Mr. Hutchins served as Co-CEO until 2011 and as Managing Director from 1999 until 2011. Prior to that, Mr. Hutchins was Senior Managing Director at The Blackstone Group (a global investment firm) from 1994 to 1999. Mr. Hutchins served as Chairman of the Board of SunGard Data Systems Inc. (a software and technology services company) from 2005 until 2015. He is a Director of the Federal Reserve Bank of New York and Vice Chairman of the Brookings Institution. Previously, Mr. Hutchins served as a Special Advisor in the White House on economic and health-care policy from 1993 to 1994 and as Senior Advisor on the transition of the Administration from 1992 to 1993. He holds an A.B. from Harvard College, an M.B.A. from Harvard Business School, and a J.D. from Harvard Law School.

AT&T Board Committees Corporate Development and Finance; Public Policy and Corporate Reputation Other Public Company Directorships Nasdaq, Inc.	Qualifications, Attributes, Skills, and Experience

Mr. Hutchins’ qualifications to serve on our Board include his extensive experience and expertise in the technology and financial sectors, his public policy experience, and his strong strategic focus, all of which enable him to provide valuable financial and strategic insight to AT&T.

	Senior Leadership/Chief Executive Officer Experience	Government/Regulatory Expertise
	Technology Expertise	Investment/Private Equity Experience

William E. Kennard		Age 60 Director since 2014

Mr. Kennard served as the United States Ambassador to the European Union from 2009 to 2013. From 2001 to 2009, Mr. Kennard was Managing Director of The Carlyle Group (a global private equity firm) where he led investments in the telecommunications and media sectors. Mr. Kennard served as Chairman of the U.S. Federal Communications Commission from 1997 to 2001. Before his appointment as FCC Chairman, he served as the FCC’s General Counsel from 1993 until 1997. Mr. Kennard joined the FCC from the law firm of Verner, Liipfert, Bernhard, McPherson and Hand (now DLA Piper) where he was a partner and member of the firm’s board of directors. Mr. Kennard received his B.A. in communications from Stanford University and earned his law degree from Yale Law School.

AT&T Board Committees Corporate Governance and Nominating; Public Policy and Corporate Reputation Other Public Company Directorships Duke Energy Corporation; Ford Motor Company; MetLife, Inc.	Qualifications, Attributes, Skills, and Experience

Mr. Kennard’s qualifications to serve on our Board include his expertise in the telecommunications industry, his understanding of public policy, and his international perspective, as well as his background and experience in law and regulatory matters, all strong attributes for the Board of AT&T.

	Senior Leadership/Chief Executive Officer Experience	Government/Regulatory Expertise
	Extensive Knowledge of the Company’s Business and/or Industry	Legal Experience

AT&T 2017 Proxy Statement	| 11 |

Voting Items

Michael B. McCallister		Age 64 Director since 2013

Mr. McCallister served as Chairman of Humana Inc. (a health care company in Louisville, Kentucky) from 2010 to 2013. He also served as Humana’s Chief Executive Officer from 2000 until his retirement in 2012. During Mr. McCallister’s tenure, he led Humana through significant expansion and growth, nearly quadrupling its annual revenues between 2000 and 2012, and led the company to become a FORTUNE 100 company. Mr. McCallister received his B.S. in accounting from Louisiana Tech University and earned his M.B.A. from Pepperdine University.

AT&T Board Committees Audit; Human Resources Other Public Company Directorships Fifth Third Bancorp; Zoetis Inc. Past Directorships Humana Inc. (2000-2013)	Qualifications, Attributes, Skills, and Experience

Mr. McCallister’s qualifications to serve on the Board include his executive leadership experience in the oversight of a large, publicly traded company and his depth of experience in the health care sector, which is of increasing importance to a company like AT&T.

	Senior Leadership/Chief Executive Officer Experience	Public Company Board Service and Governance Experience
	Healthcare Expertise	High Level of Financial Experience

Beth E. Mooney		Age 62 Director since 2013

Ms. Mooney is Chairman and Chief Executive Officer of KeyCorp (a bank holding company in Cleveland, Ohio) and has served in this capacity since 2011. She previously served as KeyCorp’s President and Chief Operating Officer from 2010 to 2011. Ms. Mooney joined KeyCorp in 2006 as a Vice Chair and head of Key Community Bank. Prior to joining KeyCorp, beginning in 2000 she served as Senior Executive Vice President at AmSouth Bancorporation (now Regions Financial Corporation), where she also became Chief Financial Officer in 2004. Ms. Mooney served as a Director of the Federal Reserve Bank of Cleveland in 2016 and was appointed to represent the Fourth Federal Reserve District on the Federal Advisory Council beginning in 2017. She received her B.A. in history from the University of Texas at Austin and earned her M.B.A. from Southern Methodist University.

AT&T Board Committees Corporate Development and Finance; Corporate Governance and Nominating Other Public Company Directorships KeyCorp	Qualifications, Attributes, Skills, and Experience

Ms. Mooney’s qualifications to serve on the Board include her executive leadership skills in the oversight of a large, publicly traded and highly-regulated company and her more than 30 years of experience in the banking and financial services industry, which bring valuable financial and strategic insight to AT&T.

	Senior Leadership/Chief Executive Officer Experience	Government/Regulatory Expertise
	High Level of Financial Experience	Public Company Board Service and Governance Experience

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Voting Items

Joyce M. Roché	Age 69 Director since 1998

Ms. Roché is an author and served as President and Chief Executive Officer of Girls Incorporated (a national nonprofit research, education, and advocacy organization in New York, New York) from 2000 until her retirement in 2010. Ms. Roché was an independent marketing consultant from 1998 to 2000. She was President and Chief Operating Officer of Carson, Inc. from 1996 to 1998 and Executive Vice President of Global Marketing of Carson, Inc. from 1995 to 1996. Prior to that, Ms. Roché held various senior marketing positions, including Vice President of Global Marketing for Avon Products, Inc. from 1993 to 1994. Ms. Roché received her B.A. in math education from Dillard University and earned her M.B.A. in marketing from Columbia University. Ms. Roché served as a Director of Southern New England Telecommunications Corporation from 1997 until the company was acquired by AT&T (then known as SBC Communications Inc.) in 1998.

AT&T Board Committees

Human Resources (Chair); Corporate Governance and Nominating; Executive

Other Public Company Directorships

Dr Pepper Snapple Group, Inc.; Macy’s, Inc.; Tupperware Brands Corporation

Qualifications, Attributes, Skills, and Experience

Ms. Roché’s qualifications to serve on the Board include her executive leadership experience and operations management skills in dealing with complex organizational issues. Her expertise in general management and consumer marketing are key benefits to AT&T. Her qualifications also include her prior service as a director of a telecommunications company that we acquired.

Senior Leadership/Chief Executive Officer Experience	Extensive Knowledge of the Company’s Business and/or Industry
Marketing Expertise	Public Company Board Service and Governance Experience

Matthew K. Rose	Age 57 Director since 2010

Mr. Rose is Chairman of the Board and Chief Executive Officer of Burlington Northern Santa Fe, LLC (a freight rail system based in Fort Worth, Texas and a subsidiary of Berkshire Hathaway Inc., formerly known as Burlington Northern Santa Fe Corporation) and has served in this capacity since 2002, having also served as President until 2010. Before serving as its Chairman, Mr. Rose held several leadership positions there and at its predecessors, including President and Chief Executive Officer from 2000 to 2002, President and Chief Operating Officer from 1999 to 2000, and Senior Vice President and Chief Operations Officer from 1997 to 1999. Mr. Rose also serves as Executive Chairman of BNSF Railway Company (a subsidiary of Burlington Northern Santa Fe, LLC), having served as Chairman and Chief Executive Officer from 2002 to 2013. He earned his B.S. in marketing from the University of Missouri.

AT&T Board Committees

Corporate Governance and Nominating (Chair); Executive; Human Resources

Other Public Company Directorships

BNSF Railway Company; Burlington Northern Santa Fe, LLC; Fluor Corporation

Past Directorships

AMR Corporation (2004-2013)

Qualifications, Attributes, Skills, and Experience

Mr. Rose’s qualifications to serve on the Board include his extensive experience in the executive oversight of a large, complex and highly-regulated organization, his considerable knowledge of operations management and logistics, and his experience and skill in managing complex regulatory and labor issues comparable to those faced by AT&T.

Senior Leadership/Chief Executive Officer Experience	Government/Regulatory Expertise
Labor Experience	Operations/Logistics Experience

AT&T 2017 Proxy Statement	| 13 |

Voting Items

Cynthia B. Taylor		Age 55 Director since 2013

Ms. Taylor is President, Chief Executive Officer and a Director of Oil States International, Inc. (a diversified solutions provider for the oil and gas industry in Houston, Texas) and has served in this capacity since 2007. She previously served as Oil States International, Inc.’s President and Chief Operating Officer from 2006 to 2007 and as its Senior Vice President-Chief Financial Officer from 2000 to 2006. Ms. Taylor was Chief Financial Officer of L.E. Simmons & Associates, Inc. from 1999 to 2000 and Vice President-Controller of Cliffs Drilling Company from 1992 to 1999, and prior to that, held various management positions with Ernst & Young LLP, a public accounting firm. She received her B.B.A. in accounting from Texas A&M University and is a Certified Public Accountant.

AT&T Board Committees Audit; Public Policy and Corporate Reputation Other Public Company Directorships Oil States International, Inc.; Tidewater Inc.	Qualifications, Attributes, Skills, and Experience

Ms. Taylor’s qualifications to serve on the Board include her executive leadership skills in the oversight of a large, publicly traded company, her vast experience in finance and public accounting, and her experience in international business and affairs, all of which bring a broad spectrum of management experience to our Board.

	Senior Leadership/Chief Executive Officer Experience	Global Business/Affairs Experience
	High Level of Financial Experience	Operations/Logistics Experience

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Voting Items

Laura D’Andrea Tyson	Age 69 Director since 1999

Dr. Tyson is Distinguished Professor of the Graduate School at the University of California at Berkeley (UC Berkeley) and has served in this capacity since July 2016. She is also the Chair of the Blum Center for Developing Economies Board of Trustees, UC Berkeley, and has served in this capacity since 2007. She has also been Faculty Director of the Institute for Business and Social Impact at the Haas School of Business, UC Berkeley, since 2013. Dr. Tyson was Professor of Business Administration and Economics at the University’s Haas School of Business from 2007 until June 2016 and was Professor of Global Management at the Haas School of Business from 2008 until 2013. Prior to that, Dr. Tyson was Dean of London Business School, London, England, from 2002 until 2006. In her previous roles at UC Berkeley, Dr. Tyson served as Dean of the Haas School of Business from 1998 to 2001 and Professor of Economics and Business Administration from 1997 to 1998. Dr. Tyson has also served in various government roles, including serving as a member of the U.S. Department of State Foreign Affairs Policy Board (2011-2013), the Council on Jobs and Competitiveness for the President of the United States (2011-2013), and the Economic Recovery Advisory Board to the President of the United States (2009-2011), and has also served as National Economic Adviser to the President of the United States (1995-1996) and as Chair of the White House Council of Economic Advisers (1993-1995). Since 2008, Dr. Tyson has served as an adviser and faculty member of the World Economic Forum. Dr. Tyson received her B.A. in economics from Smith College and earned her Ph.D. in economics at the Massachusetts Institute of Technology. Dr. Tyson served as a Director of Ameritech Corporation from 1997 until the company was acquired by AT&T (then known as SBC Communications Inc.) in 1999.

AT&T Board Committees

Public Policy and Corporate Reputation (Chair); Audit; Executive

Other Public Company Directorships

CBRE Group, Inc.; Silver Spring Networks, Inc.

Past Directorships

Morgan Stanley (1997-2016)

Qualifications, Attributes, Skills, and Experience

Dr. Tyson’s qualifications to serve on the Board include her expertise in economics and public policy, her experience as an advisor in various business and political arenas, and her vast knowledge of international business and affairs, all strong attributes for the Board of AT&T. Her qualifications also include her prior service as a director of a telecommunications company that we acquired.

Senior Leadership/Chief Executive Officer Experience	Government/Regulatory Expertise
High Level of Financial Experience	Public Company Board Service and Governance Experience

AT&T 2017 Proxy Statement	| 15 |

Voting Items

Geoffrey Y. Yang		Age 57 Director since June 2016

Mr. Yang is a founding partner and Managing Director of Redpoint Ventures (a global private equity and venture capital firm based in Menlo Park, California) and has served in this capacity since 1999. Prior to founding Redpoint, Mr. Yang was a General Partner with Institutional Venture Partners (a private equity investment firm in Menlo Park, California), which he joined in 1987. Mr. Yang has over 30 years of experience in the venture capital industry and has helped found or served on the boards of a variety of consumer media, internet and infrastructure companies.
Mr. Yang holds a B.S.E. in engineering from Princeton University and an M.B.A. from Stanford University.

AT&T Board Committees Corporate Development and Finance Other Public Company Directorships Franklin Resources, Inc.	Qualifications, Attributes, Skills, and Experience

Mr. Yang’s qualifications to serve on the Board include his extensive experience in technology and emerging forms of media and entertainment, his decades of experience and expertise in venture capital, his strong strategic focus, as well as his vast experience in serving on the boards of private and public technology companies, all of which enable him to provide valuable contributions to AT&T’s financial and strategic planning and industry competitiveness.

	Senior Leadership/Chief Executive Officer Experience	Global Business/Affairs Experience
	Investment/Private Equity Experience	Technology Expertise

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Voting Items

Management Proposal

Item 2. Ratification of the Appointment

of Ernst & Young LLP as Independent Auditors

This proposal would ratify the Audit Committee’s appointment of Ernst & Young LLP to serve as independent auditors of AT&T for the fiscal year ending December 31, 2017. The Audit Committee’s decision to re-appoint our independent auditor was based on the following considerations:

•	quality and performance of the lead audit partner and the overall engagement team,

•	knowledge of the telecommunications industry and company operations,

•	global capabilities and technical expertise,

•	auditor independence and objectivity, and

•	the potential impact of rotating to another independent audit firm.

Based on these considerations, the Audit Committee believes that the selection of Ernst & Young LLP is in the best interest of the company and its stockholders. Therefore, the Audit Committee recommends that stockholders ratify the appointment of Ernst & Young LLP. If stockholders do not ratify the appointment, the Committee will reconsider its decision. One or more members of Ernst & Young LLP are expected to be present at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

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Voting Items

Management Proposal

Item 3. Advisory Approval of Executive Compensation

This proposal would approve the compensation of executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative disclosures (see pages 42 through 84). These sections describe our executive compensation program.

The Human Resources Committee is responsible for executive compensation and works to structure a balanced program that addresses the dynamic, global marketplace in which AT&T competes for talent. The compensation structure includes pay-for-performance and equity-based incentive programs and seeks to reward executives for attaining performance goals.

AT&T has implemented a number of changes to its compensation and benefits program in recent years to better serve its stockholders.

Guiding Pay Principles (discussed in detail on page 45)

Alignment with Stockholders

Provide compensation elements and set performance targets that closely align executives’ interests with those of stockholders. For example, approximately 67% of target pay for NEOs is tied to stock price performance. In addition, we have executive stock ownership guidelines and stock holding requirements, as described on page 68. Each of the NEOs exceeds the minimum stock ownership guidelines.

Competitive and Market Based

Evaluate all components of our compensation and benefits program in light of appropriate peer company practices to ensure we are able to attract and retain world-class talent with the leadership abilities and experience necessary to develop and execute business strategies, obtain superior results, and build long-term stockholder value in an organization as large and complex as AT&T.

Pay for Performance

Tie a significant portion of compensation to the achievement of predetermined goals and recognize individual accomplishments that contribute to our success. For example, in 2016, 92% of the CEO’s target compensation (and, on average, 88% for other NEOs) was variable and tied to short- and long-term performance incentives, including stock price performance.

Balanced Short- and Long-Term Focus

Ensure that the compensation program provides an appropriate balance between the achievement of short- and long-term performance objectives, with a clear emphasis on managing the sustainability of the business and mitigating risk.

Alignment with Generally Accepted Approaches
Provide policies and programs that fit within the framework of generally accepted approaches adopted by leading major U.S. companies.

AT&T submits this proposal to stockholders on an annual basis. While this is a non-binding, advisory vote, the Committee intends to take into account the outcome of the vote when considering future executive compensation arrangements. AT&T is providing this vote as required pursuant to Section 14A of the Securities Exchange Act.

The Board recommends that our stockholders approve the program.

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Voting Items

Management Proposal

Item 4. Advisory Approval of Frequency of Vote on Executive Compensation

This proposal will allow stockholders to indicate their preference for whether the vote on executive compensation (see Item 3, above) should be held every three years, every two years, or every year, or to abstain from the vote.

The Board recommends a vote once every year. Because the Company is required by SEC rules to report on compensation annually, it is appropriate that stockholders be given the opportunity to share their views with the same frequency.

The option that receives the highest number of votes cast by stockholders will be considered the preferred frequency. While this is a non-binding, advisory vote, the Committee will take into account the outcome of this vote when considering how often it will recommend submitting the advisory vote on executive compensation to stockholders. AT&T is providing this vote as required pursuant to section 14A of the Securities Exchange Act.

Your Board recommends that you choose to hold the vote on executive compensation every year.

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Voting Items

Stockholder Proposal

Item 5. Prepare Political Spending Report

Political Spending Report

Resolved, that the shareholders of AT&T (“Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

Indirect monetary and non-monetary expenditures used for political purposes, i.e., to participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, and used in any attempt to influence the general public, or segments thereof, with respect to elections.

The report shall include:

a.	An accounting through an itemized report that includes the identity of the recipient as well as the amount paid to each recipient of the Company’s funds that are used for political contributions or expenditures as described above; and

b.	The title(s) of the person(s) in the Company who participated in making the decisions to make the political contribution or expenditure.

This proposal does not encompass payments used for lobbying.

The report shall be presented to the board of directors’ audit committee or other relevant oversight committee and posted on the Company’s website.

Supporting Statement

As long-term AT&T shareholders, we support transparency and accountability in corporate political spending. Disclosure is in the best interest of the Company and its shareholders. The Supreme Court recognized this in its 2010 Citizens United decision: “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.”

Publicly available records show AT&T has contributed over $92 million in corporate funds since the 2004 election cycle. (CQMoneyLine: http:moneyline.cq.com; FollowtheMoney: http://followthemoney.org)

We acknowledge that AT&T publicly discloses a policy on corporate political spending and its direct contributions to candidates, parties and committees. We believe this is deficient because AT&T does not disclose the following:

•	A full list of trade associations to which it belongs and the non-deductible portion of the dues paid to each;

•	Payments to any other third-party organization, including those organized under section 501(c)(4) of the Internal Revenue Code, that could be used for election-related purposes; and

•	Any direct independent expenditure made by the Company to support or oppose a candidate or campaign.

Information on indirect political engagement through trade associations and 501(c)(4) groups cannot be obtained by shareholders unless the Company discloses it. This would bring our Company in line with a growing number of leading companies, including Time Warner and CenturyLink, that present this information on their websites.

Forty five percent of the S&P 500 currently disclose some level of payments to trade associations, or say they instruct trade associations not to use these payments on election-related activities (CPA-Zicklin Index of Corporate Political Disclosure and Accountability).

Indirect political spending presents unique risks that are not addressed by AT&T’s current policies. Opacity allows trade associations and other tax exempt entities to use AT&T funds for purposes that may conflict with AT&T’s policies and best interests. Disclosure permits oversight and accountability.

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Voting Items

×	The Board recommends you vote AGAINST this proposal.

The Board believes that the reports requested in this proposal are duplicative of the Company’s existing practices and are unnecessary. AT&T received a nearly identical proposal for its 2016 Annual Meeting, and more than 70% of the votes cast at the meeting were against the proposal.

As a company that operates in a highly regulated industry, it is important that AT&T participate in the electoral process to protect the interests of its stockholders. Political contributions, where permitted, are an important part of that process, and AT&T adheres to the highest ethical standards when it engages in political activities.

AT&T publicly discloses its participation in the legislative process in the AT&T Political Engagement Report, which contains an itemized list of corporate contributions and employee PAC contributions to candidates and candidate committees; national, state, and local party committees and other groups; and PACs and other committees. This report is published semiannually and is available on the Company’s website (at http://www.about.att.com/content/dam/csr/Political%20Engagement%20Reports/ATT_PoliticalEngagementReport_2016_Jan-Jun.pdf)

In addition, as also disclosed in the AT&T Political Engagement Report, the Company participates in various industry associations to further its business interests. These memberships not only provide valuable industry expertise, but they also advocate positions on behalf of the communications industry or that impact the communications and other industries. These industry associations include, for example, the United States Telecom Association, the Cellular Telephone Industry Association and the Future of Privacy Forum.

AT&T is committed to adhering to the highest ethical standards when engaging in any political activities. AT&T’s policies and procedures with respect to political contributions are clearly set forth on the Company’s website in the Corporate Governance section (available at http://www.att.com/gen/investor-relations?pid=7726). In making political contributions the Company is committed to complying with campaign finance laws, including the laws requiring public disclosure of political contributions. The amount of the Company’s political expenditures is an insignificant portion of its total annual expenses.

Each year, the Board authorizes a maximum amount of political contributions that can be made by the Company, as permitted by, and in strict compliance with, applicable law, for the purposes of supporting or opposing any party, committee, candidate for public office, or ballot measure, or for any other political purpose. For 2017, this amount is $6.0 million. Also, for calendar years 2015-2016, the Board authorized contributions or expenditures by the Company, as permitted by, and in strict compliance with, applicable law, relating to the 2016 presidential nominating conventions and ensuing inaugural activities, in the amount of $24.4 million. This amount includes in-kind services. These contributions also provide valuable advertising opportunities for the Company’s services and products. In addition, the Public Policy and Corporate Reputation Committee of the Board, composed entirely of independent directors, reviews corporate political contributions and Company-sponsored political action committees (PACs). Except for contributions for ballot measures, no expenditure over $1,000 may be made unless approved by the Chief Executive Officer. Additionally, expenditures must be submitted to the Company’s attorneys to confirm that each contribution is lawful.

AT&T’s federal PACs file regular reports of receipts and disbursements with the Federal Election Commission (the “FEC”) which are disclosed to the public in the reports filed with the FEC and include identification of all individuals who contributed $200 or more as well as all candidates or committees that received a political contribution. AT&T complies with all obligations with regard to its state and local political activities, including reporting and disclosure requirements. Additionally, under the Lobbying Disclosure Act of 1995, as amended, the Company files semi-annual reports with the Secretary of the U.S. Senate (available at http://www.senate.gov/legislative/Public_Disclosure/LDA_reports.htm) and Clerk of the U.S. House of Representatives (available at http://disclosures.house.gov/ld/ldsearch.aspx).

The Board believes that spending further corporate funds to generate additional reports would not be a productive use of corporate resources. The Board therefore recommends that you vote against this proposal.

AT&T 2017 Proxy Statement	| 21 |

Voting Items

Stockholder Proposal

Item 6. Prepare Lobbying Report

Whereas, we believe in full disclosure of our company’s direct and indirect lobbying activities and expenditures to assess whether our company’s lobbying is consistent with AT&T’s expressed goals and in the best interests of shareholders.

Resolved, the stockholders of AT&T request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by AT&T used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	AT&T membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of management’s and the Board’s decision making process and oversight for making payments described in section 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which AT&T is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on AT&T’s website.

Supporting Statement

As stockholders, we encourage transparency and accountability in AT&T’s use of corporate funds to influence legislation and regulation, both directly and indirectly. According to Senate reports, AT&T spent $62.5 million between 2012 and 2015 on federal lobbying activities. This figure does not include lobbying expenditures to influence legislation in states where AT&T also lobbies, but disclosure is uneven or absent. For example, AT&T spent $1.6 million lobbying in California in 2014 (http://cal-access.ss.ca.gov/).

AT&T sits on the board of the Chamber of Commerce, which has spent over $1.2 billion on lobbying since 1998. AT&T does not disclose its memberships in, or payments to, trade associations, or the portions of such amounts used for lobbying. Absent a system of accountability, company assets could be used for objectives contrary to AT&T’s long-term interests. For example, AT&T recognizes climate change is a serious concern that warrants meaningful action, yet the Chamber publicly attacks the EPA on its new Clean Power Plan addressing climate change and has sued to block it.

And AT&T does not disclose its membership in tax-exempt organizations that write and endorse model legislation, such as American Legislative Exchange Council (ALEC). ALEC promoted legislation to repeal state renewable energy standards and undermine the EPA’s Clean Power Plan. AT&T’s ALEC membership has drawn press scrutiny that may affect the company’s reputation adversely (“T-Mobile Ditches ALEC,” The Hill, Apr. 8, 2015). More than 100 companies, including Emerson Electric, General Electric, Google, Sprint and T-Mobile, have publicly left ALEC.

This resolution received 34% vote in 2015.

×	The Board recommends you vote AGAINST this proposal.

The Board believes that the reports it publishes on its website, along with the reports it files with the Federal government, provide its shareholders and the public with ample transparency and accountability with respect to lobbying activities. It believes that the preparation and publication of another report as called for by this proposal is neither necessary nor an efficient use of the Company’s resources. AT&T

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Voting Items

received a nearly identical shareholder proposal for its 2016 Annual Meeting, and approximately two-thirds of the votes cast at the meeting were against the proposal.

As a participant in a highly regulated industry, AT&T is significantly impacted by public policy decisions at the local, state, and national levels. Accordingly, the Company actively participates in the legislative processes in order to protect and further stockholders’ interests by contributing prudently to lobbying organizations that constructively advocate positions which advance the Company’s business objectives and stockholders’ interests. Similarly, the Company belongs to industry associations and coalitions, where it benefits from the general business, technical, and industry standard-setting expertise these organizations provide.

AT&T publishes its AT&T Political Engagement Report semiannually; it contains an itemized list of corporate contributions and employee PAC contributions to candidates and candidate committees; national, state, and local party committees and other groups; and PACs and other committees. This report is available on the Company’s website (at http://www.about.att.com/content/dam/csr/Political%20Engagement%20Reports/ATT_PoliticalEngagementReport_2016_Jan-Jun.pdf) and currently covers January through June 2016.

In addition to the AT&T Political Engagement Report, the Company is required to file other reports with various state and federal agencies. Pursuant to the federal Lobby Disclosure Act, the Company files federal lobbying reports quarterly with the Office of the Clerk of the U.S. House of Representatives and the Secretary of the U.S. Senate. These reports are publicly available and disclose corporate expenditures related to lobbying and issues lobbied. Publicly available contribution and lobbying data can be found at the below sources:

•	Federal Lobbying Disclosure Report, US Senate: Search Registrant Name: AT&T; available at http://www.senate.gov/legislative/Public_Disclosure/LDA_reports.htm;
•	Federal Lobbying Disclosure Report, US House of Representatives: Search Registrant Name: AT&T; available at http://disclosures.house.gov/ld/ldsearch.aspx;

•	Federal Lobbying Contribution Report: Search Organization Name: AT&T; available at http://disclosures.house.gov/lc/lcsearch.aspx;

•	Federal Election Commission: Search: AT&T; available at http://www.fec.gov/index.shtml

•	California State Lobbying Report: Search: AT&T; available at http://cal-access.sos.ca.gov/Lobbying/Employers/

AT&T is committed to adhering to the highest ethical standards when engaging in any political activities. AT&T’s policies and procedures with respect to political contributions are clearly set forth on the Company’s website in the Corporate Governance section (available at www.att.com/gen/investor-relations?pid=7726).

The Board is confident that the Company’s lobbying activities are aligned with its stockholders’ long-term interests. As described above, the Company already makes available information concerning its political and lobbying activities to its stockholders and the public. The proposal would impose requirements on the Company that are not dictated by law and that are not standard among other companies. Any new requirements should be addressed by lawmakers and uniformly imposed on all entities. The Board believes that an additional report beyond the Company’s current disclosures is neither necessary nor an efficient use of Company resources.

For these reasons, the Board recommends that you vote against this proposal.

AT&T 2017 Proxy Statement	| 23 |

Voting Items

Stockholder Proposal

Item 7. Modify Proxy Access Requirements

Proposal 7—Shareowner Proxy Access Amendment

RESOLVED: Shareholders of AT&T Inc. (the “Company”) ask the board of directors (the “Board”) to amend its bylaws on “Stockholder Nominations Included in the Corporation’s Proxy Statement,” and any other associated documents, to include essential elements for substantial implementation to better facilitate meaningful proxy access by more shareholders as follows:

1.	The number of “Proxy Access Nominees” eligible to appear in proxy materials shall be 25% of the directors then serving or 2, whichever is greater. Current bylaws restrict Proxy Access Nominees to 20% or 2, whichever is greater. Under the current 13-member board, this change would ensure shareholders a meaningful proportion of representation with 3 directors, instead of 2. That would allow substantive representation on all 3 current Board committees.

2.	No limitation shall be placed on the number of stockholders, “Eligible Holders,” that can aggregate their shares to achieve the 3% “Minimum Number” of shares to become a “Nominating Stockholder.” Under current provisions, even if the 20 largest public pension funds were able to aggregate their shares, they would not meet the 3% criteria at most of companies examined by the Council of Institutional Investors. Allowing an unlimited number of shareholders to aggregate shares would facilitate greater participation by individuals and institutional investors in meeting the “Minimum Number,” which is 3% of the outstanding shares of common stock.

3.	No limitation shall be imposed on the re-nomination of “Proxy Access Nominees” based on the number or percentage of votes received in any election. Such limitations do not facilitate the shareholders’ traditional state law rights and add unnecessary complexity.

Supporting Statement:

The SEC’s universal proxy access Rule 14a-11 (https://www.sec.gov/rules/final/2010/33-9136.pdf) was vacated after a court decision regarding the SEC’s cost-benefit analysis. Therefore, proxy access rights must be established on a company-by-company basis. Subsequently, Proxy Access in the United States: Revisiting the Proposed SEC Rule (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1) a cost-benefit analysis by CFA Institute, found proxy access would “benefit both the markets and corporate boardrooms, with little cost or disruption,” raising US market capitalization by up to $140.3 billion. Public Versus Private Provision of Governance: The Case of Proxy Access (http://ssrn.com/abstract=2635695) found a 0.5 percent average increase in shareholder value for proxy access targeted firms.

Proxy Access: Best Practices (http://www.cii.org/files/publications/misc/08_05_15_Best%20Practices%20-%20Proxy%20Access.pdf) by the Council of Institutional Investors, “highlights the most troublesome provisions” in recently implemented proxy access bylaws.

Although the Company’s Board adopted a proxy access bylaw, it contains troublesome provisions, as addressed above, that significantly impair the ability of shareholders to participate as Eligible Holders, the ability of Proxy Access Nominees to effectively serve if elected, and the ability of Proxy Access Nominees to run again if they receive less than 25% of the vote. Adoption of all the requested amendments would largely remedy these issues and would better ensure meaningful proxy assess is eligible to a greater number of shareholders.

Increase Shareholder Value

Vote for Shareowner Proxy Access Amendment—Proposal 7

×	The Board recommends you vote AGAINST this proposal.

The Board recommends that you vote against this proposal. The Company’s current proxy access bylaw strikes an appropriate balance between the benefits and risks of proxy access. The proposal seeks the adoption of provisions that would unnecessarily disrupt that balance.

In December of 2015, the Board of Directors adopted a proxy access bylaw for the Company after reviewing the provisions adopted by other companies and consulting with investors regarding their views on proxy access and the specific provisions they considered important. The bylaw adopted allows a group of up to 20 stockholders holding an aggregate of 3% of the outstanding shares of the Company for at least three years to have Director nominees representing up to 20% of the Board or two Directors, whichever is greater, included in the Company’s proxy statement.

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Voting Items

In crafting the bylaw, the Board sought to achieve the appropriate balance between accommodating investors’ interests in proxy access while protecting against the disruption that investors and the Board acknowledged could arise from a contested election. In so doing, the Board considered and rejected the three provisions set out in the proposal for the reasons related below. The provisions adopted by the Board were and remain consistent with the best practices of other significant U.S. public companies with proxy access rights.

The changes to the Company’s proxy access right requested by this proposal would upset the balance reflected in the current bylaw. Specifically:

•	Number of stockholder nominee Directors. The proposal requests an increase in the number of permitted stockholder nominees from 20% of the Board to 25% of the Board. In selecting Director nominees, the Corporate Governance and Nominating Committee of the Board seeks to achieve a mix of experience, qualifications and personal backgrounds relevant to the Company’s business, as well as attain independent representation and a reflection of the diversity of our stockholders, employees, customers and communities in which we do business. The limit of 20% of the Board or two Directors for stockholder nominees through the proxy access provision ensures that stockholders have a meaningful right without overly disrupting the balance of characteristics the Board seeks to achieve through the regular nomination process. The limit also helps address concerns that a stockholder could use the process to lay the groundwork for effecting a change of control that is not in the interest of all stockholders or to pursue other special interests that are not broadly supported by all stockholders.

•	Aggregation limit. The proposal requests removal of the limitation on the number of stockholders that can be aggregated to reach the 3% shareholding requirement. The 20 stockholder limit included in the Company’s proxy access bylaw is a reasonable limitation to control the administrative burden of confirming and monitoring share ownership within the group by the Company. The limitation also ensures that the proxy access mechanism is not driven by a large number of stockholders, no one of which has a substantial economic stake in the Company. Moreover, a general solicitation of stockholders to meet the 3% test could trigger the filing requirements that the proxy access bylaw was designed to avoid.
•	Limit on re-nomination. The Company’s proxy access bylaw prohibits re-nomination of a candidate who was nominated using proxy access provisions at either of the preceding two annual meetings and did not receive support of at least 25% of the shares voted in the prior election. The proposal requests that this limitation be removed. This reasonable limitation prevents the re-nomination of a candidate who failed to receive significant stockholder support, and it avoids putting the company and stockholders to the expense and disruption from unnecessarily invoking the proxy access process. The provision also prevents a stockholder or group of stockholders from using such a candidate to block other stockholders from nominating a candidate who may be able to receive a greater level of support in an election of Directors.

The unnecessary changes requested by this proposal should be viewed in light of the full array of governance practices the Company has adopted. These practices include:

•	strong Lead Director role;

•	annual election of all Directors;

•	majority voting for Directors in uncontested elections;

•	a substantial majority of independent Directors (currently twelve out of thirteen);

•	retirement policy for Directors that promotes Board refreshment;

•	stockholders’ ability to propose Director nominees to the Corporate Governance and Nominating Committee;

•	stockholders’ ability to nominate Directors outside of the proxy access process; and

•	stockholders’ ability to call special meetings of stockholders.

The robust proxy access provisions the Board has recently adopted, together with these other practices, promote Board independence and provide substantial opportunities consistent with best practices for stockholder input into the governance process. The changes to proxy access requested by the proposal are unnecessary and disrupt the balanced approach reflected in our current bylaws.

For these reasons, the Board recommends that you vote against this proposal.

AT&T 2017 Proxy Statement	| 25 |

Voting Items

Stockholder Proposal

Item 8. Reduce Vote Required for Written Consent

Proposal 8—Right to Act by Written Consent

Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

This proposal topic won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholder action by written consent. This proposal topic, sponsored by Kenneth Steiner of Great Neck, New York, received a high level of support at our 2014 annual meeting. The level of support at our 2014 annual meeting could means that more than 51% of AT&T shareholders experienced in matters of corporate governance voted in favor of this proposals topic.

Taking action by written consent in lieu of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle. A shareholder right to act by written consent and to call a special meeting are 2 complimentary ways to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle. Taking action by written consent saves the expense of holding a special shareholder meeting.

Please vote to enhance shareholder value:

Right to Act by Written Consent-Proposal 8

×	The Board recommends you vote AGAINST this proposal.

AT&T’s charter provides that actions by written consent must be executed by two-thirds of the outstanding shares. This proposal seeks to have the Company change this requirement to a majority of the outstanding shares. To make this change, the Board would need to submit a formal charter amendment to stockholders at a later meeting. To pass, the amendment would need to be approved by two-thirds of the outstanding shares.

Following the passage of a prior, similar stockholder proposal in 2011, your Board submitted a proposed charter amendment to stockholders the next year that would have reduced the approval required for an action by written consent to a majority of the outstanding shares. The proposed amendment only received the vote of 50.9% of the outstanding shares, far short of the two-thirds vote required by Delaware law to pass the amendment. Subsequently, at its 2014 Annual meeting, another similar stockholder proposal was voted down by approximately 60% of the votes cast.

Your Board believes further action on this proposal would cause an unnecessary waste of corporate funds and would not necessarily further the interests of stockholders. Our Bylaws already permit a group of stockholders holding 15% of the outstanding shares to call for a special meeting of stockholders. At a special meeting, stockholders would have the opportunity to review and debate the merit of the proposals submitted to the meeting. In contrast, when a group of stockholders take action by written consent, they may do so in secret and without the opportunity for a meeting that would ensure that all stockholders had access to the same information and the opportunity to debate the proposal. The heightened vote requirement for actions by written consent, in fact, encourages stockholders to act through open meetings to ensure the opportunity for debate.

In addition, under New York Stock Exchange rules, brokers are prohibited from casting uninstructed votes on certain corporate governance proposals, including charter amendments to eliminate supermajority voting requirements. This has sharply reduced the number of shares available to vote for any amendment, and it is highly unlikely that any such amendment would receive the affirmative vote of two-thirds of the outstanding shares necessary to pass. Repeatedly bringing the amendment before stockholders serves no interests of the stockholders.

Your Board believes this proposal is superfluous because a proposed amendment was already submitted to a stockholder vote and it failed by a very wide margin. Resubmitting the amendment to stockholders would only result in additional, unnecessary expense.

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Corporate Governance

Corporate Governance

AT&T is committed to strong corporate governance principles. Effective governance protects the long-term interests of our stockholders, promotes public trust in AT&T, and strengthens management accountability. AT&T regularly reviews and updates its corporate governance practices to reflect evolving corporate governance principles and concerns identified by stockholders and other stakeholders.

In order for management and the Board to better understand and consider stockholders’ views and perspectives, we regularly communicate with our stockholders to solicit and discuss their views and perspectives on governance, executive compensation, and other topics that are important to them.

Engaging with Stockholders

AT&T has a long tradition of engaging with our stockholders. We believe it is important for our governance process to have meaningful engagement with our stockholders and understand their perspectives on executive compensation and other issues that are important to them. The Company meets with institutional investors throughout the year, both in person and by teleconference. This year, management met with investors who represented over 17% of outstanding shares. We share the feedback from this engagement with the Board and incorporate it into our policies and practices. A recent example is the Company’s proxy access bylaw, which was adopted in 2016 after discussions with stockholders. In addition to direct communication with stockholders, the Company also provides several online reports designed to increase transparency on issues of importance to our investors, including sustainability, diversity, political contributions, transparency, and the proxy statement and annual report.

Communicating with your Board

Interested persons may contact the Lead Director or the non-management Directors by sending written comments through the Office of the Secretary of AT&T Inc., 208 S. Akard Street, Suite 3241, Dallas, Texas 75202. The Office will either forward the original materials as addressed or provide Directors with summaries of the submissions, with the originals available for review at the Directors’ request.

The Role of the Board

The Board of Directors is responsible for oversight of management and strategic direction and for establishing broad corporate policies. In addition, the Board of Directors and various committees of the Board regularly meet to review and discuss operating and financial reports presented by the Chairman of the Board and Chief Executive Officer and other members of management as well as reports by experts and other advisors. Corporate review sessions are also offered to Directors to give them more detailed views of our businesses, such as corporate opportunities, technology, and operations.

Members of the Board are expected to attend Board meetings in person, unless the meeting is held by teleconference. The Board held 11 meetings in 2016. All of the Directors attended at least 75% of the total number of meetings of the Board and Committees on which each served. Directors are also expected to attend the Annual Meeting of Stockholders. All but one of the Directors were present at the 2016 Annual Meeting.

AT&T 2017 Proxy Statement	| 27 |

Corporate Governance

Board Composition and Director Nomination Process

The Board of Directors believes that the Company benefits from having experienced Directors who bring a wide range of skills and backgrounds to the Boardroom. The Corporate Governance and Nominating Committee is responsible for identifying eligible candidates based on our Corporate Governance Guidelines. The Committee considers a candidate’s:

•	general understanding of elements relevant to the success of a large publicly traded company in the current business environment;

•	understanding of our business;

•	educational and professional background;

•	judgment, competence, anticipated participation in Board activities;

•	experience, geographic location, and special talents or personal attributes.

Although the Committee does not have a formal diversity policy, it believes that diversity is an important factor in determining the composition of the Board and considers it in making nominee recommendations.

Stockholders who wish to suggest qualified candidates should write to the Senior Vice President - Assistant General Counsel and Secretary, AT&T Inc., 208 S. Akard Street, Suite 3241, Dallas, Texas 75202, stating in detail the qualifications of the persons proposed for consideration by the Committee.

Board Refreshment	DIRECTOR TENURE DIVERSITY

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Corporate Governance

Board Performance Assessment

The Board, through the Corporate Governance and Nominating Committee and the independent Lead Director, assesses its performance by conducting annual self-evaluations, in which each director provides his or her candid assessment of the effectiveness of the Board. The Board also conducts annual committee assessments and reviews individual director performance and overall Board dynamics. The Chair of the Corporate Governance and Nominating Committee shares the results of the assessments with the Board and reads the discussion regarding potential changes. The Board evaluation includes an assessment of both Board process and substance, including:

•	the Board’s effectiveness, structure, composition and culture;
•	the Board’s performance in key areas such as strategy, succession planning and risk oversight; and

•	specific issues which should be discussed in the future.

As part of the self-evaluation process, each director is asked to provide feedback with respect to the performance of each other director. We believe this approach supports the Board’s effectiveness and continuous improvement.

Director Independence

Our Corporate Governance Guidelines require that a substantial majority of our Board of Directors consist of independent Directors. In addition, the New York Stock Exchange (NYSE) Listing Standards require a majority of the Board and every member of the Audit Committee, Human Resources Committee, and Corporate Governance and Nominating Committee to be independent. For a Director to be “independent” under the NYSE standards, the Board must affirmatively determine that the Director has no material relationship with AT&T, either directly or as a partner, stockholder or officer of an organization that has a relationship with AT&T, other than in his or her capacity as a Director of AT&T. In addition, the Director must meet certain independence standards specified by the NYSE as well as the additional standards referenced in our Corporate Governance Guidelines (found at www.att.com).

Using these standards for determining the independence of its members, the Board has determined that the following Directors are independent:

Samuel A. Di Piazza, Jr.	Beth E. Mooney
Richard W. Fisher	Joyce M. Roché
Scott T. Ford	Matthew K. Rose
Glenn H. Hutchins	Cynthia B. Taylor
William E. Kennard	Laura D’Andrea Tyson
Michael B. McCallister	Geoffrey Y. Yang

In addition, each member of the Audit Committee, the Corporate Governance and Nominating Committee, and the Human Resources Committee is independent.

In determining the independence of the Directors, the Board considered the following commercial relationships between AT&T and companies at which our Directors serve as executive officers: payments by AT&T for the use of rights of way and facilities at Burlington Northern Santa Fe, LLC, where Mr. Rose serves as CEO; and interest paid from participation in a structured finance program through KeyCorp, where Ms. Mooney serves as CEO. In addition, each of the foregoing companies as well as each of the entities where Mr. Ford, Ms. Taylor, and Mr. Yang serve as executive officers purchased communications services from subsidiaries of AT&T. In each case for the year 2016:

•	The relevant products and services were provided by AT&T or to AT&T on terms determined on an arm’s-length basis that were comparable to the terms provided to or by similarly situated customers or suppliers;

•	The transactions were made in the ordinary course of business of each company; and

•	The total payments by AT&T to the Director’s company (for rights of way or for interest) or to AT&T by the Director’s company (for communications services) were each substantially less than 1% of the consolidated gross revenues of each of AT&T and the other company. This level is significantly below the maximum amount permitted under the NYSE listing standards for director independence (i.e., 2% of consolidated gross revenues).

AT&T 2017 Proxy Statement	| 29 |

Corporate Governance

Board Leadership Structure

The non-management members of the Board of Directors meet in executive session (without management Directors or management personnel present) at least four times per year. The Lead Director, who is appointed for a two-year term, presides over these sessions. Matthew K. Rose currently serves as Lead Director; his term is scheduled to expire January 31, 2019.

Board Leadership Structure

•	Chairman of the Board and CEO: Randall L. Stephenson

•	Lead Director: Matthew K. Rose

•	Audit, Human Resources, and Corporate Governance and Nominating Committees composed entirely of independent Directors

Responsibilities of the Lead Director include:

•	presiding at meetings of the Board at which the Chairman is not present;

•	presiding at executive sessions of the non-management Directors;

•	preparing the agenda for the executive sessions of the non-management Directors;

•	acting as the principal liaison between the non-management Directors and the Chairman and Chief Executive Officer;

•	coordinating the activities of the non-management Directors when acting as a group;

•	approving the agenda for each Board meeting;

•	approving meeting schedules to ensure there is sufficient time for discussion of all agenda items;

•	advising the Chairman and Chief Executive Officer as to the quality, quantity and timeliness of the flow of information from management, including the materials provided to Directors at Board meetings;

•	if requested by major stockholders, ensuring that he or she is available for consultation and direct communication and acting as a contact for other interested persons;
•	sharing with other Directors as he or she deems appropriate letters and other contacts that he or she receives; and

•	contacting management to obtain such additional information relating to contacts by interested persons as he or she may require from time to time.

In addition, the Lead Director may:

•	call meetings of the non-management Directors in addition to the quarterly meetings, and

•	require information relating to any matter be distributed to the Board.

Randall Stephenson currently serves as both Chairman of the Board and Chief Executive Officer. The Board believes that having Mr. Stephenson serve in both capacities is in the best interests of AT&T and its stockholders because it enhances communication between the Board and management and allows Mr. Stephenson to more effectively execute the Company’s strategic initiatives and business plans and confront its challenges. The Board believes that the appointment of a strong independent Lead Director and the use of regular executive sessions of the non-management Directors, along with the Board’s strong committee system and substantial majority of independent Directors, allow it to maintain effective oversight of management.

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Corporate Governance

Board Committees

From time to time the Board establishes permanent standing committees and temporary special committees to assist the Board in carrying out its responsibilities. The Board has established six standing committees of Directors, the principal responsibilities of which are described below. The charters for each of these committees may be found on our website at www.att.com.

Audit Committee
Meetings in Fiscal 2016: 12 Samuel A. Di Piazza, Jr., Chair ∎ Michael B. McCallister Cynthia B. Taylor ∎ Laura D. Tyson ∎ – Financial Expert Consists of four independent Directors.

•  Oversees:

-  the integrity of our financial statements

-  the independent auditor’s qualifications and independence

-  the performance of the internal audit function and independent auditors

-  our compliance with legal and regulatory matters.

•  Responsible for the appointment, compensation, retention and oversight of the work of the independent auditor.

•  The independent auditor audits the financial statements of AT&T and its subsidiaries.

Corporate Governance and Nominating Committee
Meetings in Fiscal 2016: 5 Matthew K. Rose, Chair Richard W. Fisher William E. Kennard Beth E. Mooney Joyce M. Roché Consists of five independent Directors.

•  Responsible for recommending candidates to be nominated by the Board for election by the stockholders, or to be appointed by the Board of Directors to fill vacancies, consistent with the criteria approved by the Board, and recommending committee assignments.

•  Periodically assesses AT&T’s Corporate Governance Guidelines and makes recommendations to the Board for amendments and also recommends to the Board the compensation of Directors.

•  Takes a leadership role in shaping corporate governance and oversees an annual evaluation of the Board.

Human Resources Committee
Meetings in Fiscal 2016: 6 Joyce M. Roché, Chair Scott T. Ford Michael B. McCallister Matthew K. Rose Consists of four independent Directors.

•  Oversees the compensation practices of AT&T, including the design and administration of employee benefit plans.

•  Responsible for:

-  establishing the compensation of the Chief Executive Officer and the other executive officers

-  establishing stock ownership guidelines for officers and developing a management succession plan.

AT&T 2017 Proxy Statement	| 31 |

Corporate Governance

Corporate Development and Finance Committee
Meetings in Fiscal 2016: 8 Scott T. Ford, Chair Richard W. Fisher Glenn H. Hutchins Beth E. Mooney Geoffrey Y. Yang Consists of five independent Directors.

•   Assists the Board in its oversight of our finances, including recommending the payment of dividends and reviewing the management of our debt and investment of our cash reserves.

•   Reviews mergers, acquisitions, dispositions and similar transactions; reviews corporate strategy and recommends or approves transactions and investments.

•   Reviews and makes recommendations about the capital structure of the Company, and the evaluation, development and implementation of key technology decisions.

Public Policy and Corporate Reputation Committee
Meetings in Fiscal 2016: 4 Laura D. Tyson, Chair Samuel A. Di Piazza, Jr. Glenn H. Hutchins William E. Kennard Cynthia B. Taylor Consists of five independent Directors.

•   Assists the Board in its oversight of policies related to corporate social responsibility including public policy issues affecting AT&T, its stockholders, employees, customers, and the communities in which it operates.

•   Oversees the Company’s management of its brands and reputation.

•   Recommends to the Board the aggregate amount of contributions or expenditures for political purposes, and the aggregate amount of charitable contributions to be made to the AT&T Foundation.

•   Consults with the AT&T Foundation regarding significant grants proposed to be made by the Foundation.

Executive Committee

     Randall L. Stephenson, Chair

     Samuel A. Di Piazza, Jr.

     Scott T. Ford

     Joyce M. Roché

     Matthew K. Rose

     Laura D. Tyson

     Consists of the Chairman of the Board

     and the Chairmen of our five other

     standing committees.

•   Established to assist the Board by acting upon urgent matters when the Board is not available to meet. No meetings were held in 2016.

•   Has full power and authority of the Board to the extent permitted by law, including the power and authority to declare a dividend or to authorize the issuance of common stock.

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Corporate Governance

Public Policy Engagement

We participate in public policy dialogues around the world related to our industry and business priorities, our more than 268,000 employees, our stockholders, and the communities we serve.

In the U.S., the Company and our affiliated political action committees comply with applicable laws and other requirements regarding contributions to: political organizations, candidates for federal, state and local public office, ballot measure campaigns, political action committees, and trade associations. We engage with organizations and individuals to make our views clear and uphold our commitment to help support the communities in which we operate. We base our U.S.

political contributions on many considerations, supporting candidates who take reasonable positions on policies that promote economic growth as well as affect our long-term business objectives.

The Public Policy and Corporate Reputation Committee of our Board of Directors reviews our advocacy efforts, including political contributions. Additional information about our public policy engagement efforts, including our political contributions policy and a report of U.S. political contributions from our Company and from AT&T’s Employee Political Action Committees, can be viewed on our website at www.att.com.

Board’s Role in Risk Oversight

The Board is responsible for overseeing our policies and procedures for assessing and managing risk. Management is responsible for assessing and managing our exposures to risk on a day-to-day basis, including the creation of appropriate risk management policies and procedures. Management also is responsible for informing the Board of our most significant risks and our plans for managing those risks. Annually, the Board reviews the Company’s strategic business plans, which includes evaluating the competitive, technological, economic and other risks associated with these plans.

In addition, under its charter, the Audit Committee reviews and discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies, as well as overseeing our compliance program, compliance with legal and regulatory requirements and associated risks. This includes, among other matters, evaluating risk in the context of financial policies, counterparty and credit risk, and the appropriate mitigation of risk, including through the use of insurance where appropriate. Members of the Company’s finance, internal audit, and compliance organizations are responsible for managing risk in their areas and reporting regularly to the Audit Committee.

The Company’s senior internal auditing executive and Chief Compliance Officer each meet annually in executive session with the Audit Committee. The senior internal auditing executive and Chief Compliance Officer review with the Audit Committee each year’s annual internal audit and compliance risk assessment, which is focused on significant financial, operating, regulatory and legal matters. The Audit Committee also receives regular reports on completed internal audits of these significant risk areas.

Ethics and Compliance Program

The Board has adopted a written Code of Ethics applicable to Directors, officers, and employees that outlines our corporate values and standards of integrity and behavior and is designed to foster a culture of integrity, drive compliance with legal and regulatory requirements and protect and promote the reputation of our Company. The full text of the Code of Ethics is posted on our website at www.att.com.

Our Chief Compliance Officer has responsibility to implement and maintain an effective ethics and compliance program. He also has responsibility to provide updates on our ethics and compliance program to the Audit Committee.

AT&T 2017 Proxy Statement	| 33 |

Corporate Governance

Related Person Transactions Disclosure

Under the rules of the SEC, public issuers, such as AT&T, must disclose certain “Related Person Transactions.” These are transactions in which the Company is a participant where the amount involved exceeds $120,000, and a Director, executive officer, or holder of more than 5% of our common stock has a direct or indirect material interest.

AT&T has adopted a written policy requiring that each Director or executive officer involved in such a transaction notify the Corporate Governance and Nominating Committee and that each such transaction be approved or ratified by the Committee.

In determining whether to approve a Related Person Transaction, the Committee will consider the following factors, among others, to the extent relevant to the Related Person Transaction:

•	whether the terms of the Related Person Transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related person,

•	whether there are business reasons for the Company to enter into the Related Person Transaction,

•	whether the Related Person Transaction would impair the independence of an outside director, and

•	whether the Related Person Transaction would present an improper conflict of interest for any of our Directors or executive officers, taking into account the size of the transaction, the overall financial position of the Director, executive officer or other related person, the direct or indirect nature of the Director’s, executive officer’s or other related person’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Committee deems relevant.

A Related Person Transaction entered into without the Committee’s pre-approval will not violate this policy, or be invalid or unenforceable, so long as the transaction is brought to the Committee as promptly as reasonably practical after it is entered into or after it becomes reasonably apparent that the transaction is covered by this policy.

The employment of the following persons was approved by the Corporate Governance and Nominating Committee under the Company’s Related Party Transactions Policy. During 2016, a sister-in-law of John Stankey, Chief Executive Officer – AT&T Entertainment Group, AT&T Services, Inc., was employed by a subsidiary with an approximate rate of pay, including commissions, of $127,000. This rate of pay is similar to those paid for comparable positions at the Company. Also during 2016, a brother of John Donovan, Chief Strategy Officer and Group President – AT&T Technology and Operations, was employed by a subsidiary with an approximate rate of pay, including commissions, of $139,000. This rate of pay is similar to those paid for comparable positions at the Company.

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Corporate Governance

Director Compensation

The compensation of Directors is determined by the Board with the advice of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is composed entirely of independent Directors. None of our employees serve on this Committee. The Committee’s current members are Matthew K. Rose (Chair), Richard W. Fisher, William E. Kennard, Beth E. Mooney and Joyce M. Roché. Under its charter (available on our website at www.att.com), the Committee annually reviews the compensation and benefits provided to Directors for their service and makes recommendations to the Board for changes. This includes not only Director retainers and fees, but also Director compensation and benefit plans.

The Committee’s charter authorizes the Committee to employ independent compensation and other consultants to assist in fulfilling its duties. From time to time, the Committee engages a compensation consultant to advise the Committee and to provide information regarding director compensation paid by other public companies, which may be used by the Committee to make compensation recommendations to the Board. In addition, the Chief Executive Officer may make recommendations to the Committee or the Board about types and amounts of appropriate compensation and benefits for Directors. Directors who are employed by us or one of our subsidiaries receive no separate compensation for serving as directors or as members of Board committees.

2016 Compensation	Amount ($)
Annual Retainer (1)	95,000
Lead Director Retainer	60,000
Audit Committee and Human Resources Committee Chairs Retainer	25,000
All other Committee Chairs Retainer	15,000
Board Meeting and Strategy Session Fees	2,000
In-person Committee Fees for Audit Committee and Human Resources Committee	2,000
All Other Committee Meeting Fees and Telephonic Committee Fees for Audit Committee and Human Resources Committee	1,700
Annual Award (2)	170,000
Communications Equipment and Services (3)	up to 25,000
1.	Effective January 1, 2017, we eliminated meeting fees and made a corresponding increase in the annual retainer to $140,000.

2.	Under the Non-Employee Director Stock and Deferral Plan (the “Director Plan”) each non-employee Director annually receives a grant of deferred stock units. Each deferred stock unit is equivalent to a share of AT&T stock and earns dividend equivalents in the form of additional deferred stock units. The annual grants are fully earned and vested at issuance and are distributed beginning in the calendar year after the Director leaves the Board. At distribution, the deferred stock units are converted to cash based on the then price of AT&T stock and are paid either in a lump sum or in up to 15 annual installments. Beginning in 2016, the deferred stock units have a grant date value of $170,000. To determine the number of deferred stock units granted, we calculate the nominal value of the award, which is the value that would yield the grant date value after applying an illiquidity discount. We use the average remaining tenure of the non-employee Directors as the discount period. We then divide the nominal value by the price of AT&T stock on the grant date to determine the number of deferred stock units issued.

Additionally, Directors may defer the receipt of their meeting fees and all or part of their retainers into either additional deferred stock units or into a cash deferral account under the Non-Employee Director Stock and Deferral Plan. Directors purchase the deferred stock units at the fair market value of AT&T common stock. Deferrals into the cash deferral account under the plan earn interest during the calendar year at a rate equal to the Moody’s Long-Term Corporate Bond Yield Average for September of the preceding year (Moody’s Rate). Directors may annually choose to convert their cash deferral accounts into deferred stock units at the fair market value of our stock at the time of the conversion. Directors may also use all or part of their retainers to purchase AT&T stock at fair market value under the Non-Employee Director Stock Purchase Plan.

AT&T 2017 Proxy Statement	| 35 |

Corporate Governance

To the extent earnings on cash deferrals under the Non-Employee Director Stock and Deferral Plan exceed the interest rate specified by the Securities and Exchange Commission (SEC) for disclosure purposes, they are included in the “Director Compensation” table on page 36 under the heading “Nonqualified Deferred Compensation Earnings.”

3.	Non-employee Directors may receive communications equipment and services pursuant to the AT&T Board of Directors Communications Concession Program. The equipment and services that may be provided to a Director, other than at his or her primary residence, may not exceed $25,000 per year. All concession services must be provided by AT&T affiliates, except that the Director may use another provider for the Director’s primary residence if it is not served by an AT&T affiliate.

2016 Director Compensation Table

The following table contains information regarding compensation provided to each person who served as a Director during 2016 (excluding Mr. Stephenson, whose compensation is included in the Summary Compensation Table and related tables and disclosure).

Name	Fees Earned or Paid in Cash ($) (a)	Stock Awards ($) (b)	Nonqualified Deferred Compensation Earnings ($) (c)	All Other Compensation ($) (d)	Total ($)
Samuel A. Di Piazza, Jr.	162,450	170,000	0	9	332,459
Richard W. Fisher	139,400	170,000	0	9	309,409
Scott T. Ford	147,600	170,000	0	9	317,609
Glenn H. Hutchins	135,700	170,000	0	11,731	317,431
William E. Kennard	137,250	170,000	0	15,009	322,259
Jon C. Madonna*	58,500	0	0	265,888	324,388
Michael B. McCallister	146,600	170,000	0	11,807	328,407
John B. McCoy*	53,167	0	0	250,009	303,176
Beth E. Mooney	139,400	170,000	0	15,009	324,409
Joyce M. Roché	223,900	170,000	0	13,047	406,947
Matthew K. Rose	149,850	170,000	0	9	319,859
Cynthia B. Taylor	147,700	170,000	0	9	317,709
Laura D’Andrea Tyson	157,000	170,000	8,994	13,509	349,503
Geoffrey Y. Yang*	76,517	0	0	0	76,517

*	Mr. Madonna and Mr. McCoy retired from the Board in April 2016. Mr. Yang joined the Board in June 2016.

Note (a). Fees Earned or Paid in Cash

The table below shows the number of deferred stock units purchased in 2016 by each Director with their Board fees and/or retainers under the Non-Employee Director Stock and Deferral Plan.

Director	Deferred Stock Units Purchased in 2016
Samuel A. Di Piazza, Jr.	4,160
Scott T. Ford	3,804
Glenn H. Hutchins	3,496
Beth E. Mooney	2,349
Matthew K. Rose	3,842
Laura D’Andrea Tyson	1,427

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Corporate Governance

In addition, the following table shows the number of shares of AT&T common stock purchased in 2016 by each Director with their retainers under the Non-Employee Director Stock Purchase Plan.

Director	Shares Purchased in 2016
Michael B. McCallister	1,230
Joyce M. Roché	2,332

Note (b). Stock Awards

Amounts in this column represent the annual grant of deferred stock units that are immediately vested but are not distributed until after the retirement of the Director. The grant date value was determined by applying an illiquidity discount of 18.4%. The illiquidity discount was determined by taking the average expected remaining tenure of the Directors (9.5 years) and then using that average to calculate the illiquidity discount under FASB ASC Topic 718. The nominal value of each award (before applying the discount) was $208,333. The deferred stock units will be paid out in cash in the calendar year after the Director ceases his or her service with the Board, at the times elected by the Director. The aggregate number of stock awards outstanding at December 31, 2016 for each Director can be found in the “Common Stock Ownership” section on page 38.

Note (c). Nonqualified Deferred Compensation Earnings

Amounts shown represent the excess, if any, of the actual rates used to determine earnings on deferred compensation over the market interest rates determined pursuant to SEC rules.

Note (d). All Other Compensation

Amounts in this column include personal benefits for Directors that in the aggregate equal or exceed $10,000, which for 2016 consisted of communications equipment and services provided under the AT&T Board of Directors Communications Concession Program (described on page 36) and holiday or retirement gifts, as follows: Mr. Hutchins ($11,493 and $230, respectively), Mr. Madonna ($6,407 and $8,973, respectively), and Mr. McCallister ($11,569 and $230, respectively).

All Other Compensation also includes charitable matching contributions of up to $15,000 made by the AT&T Foundation on behalf of Directors and employees under the AT&T Higher Education/Cultural Matching Gift Program. Charitable contributions were made on the Directors’ behalf under this program as follows:

Name	Matching Gifts
William E. Kennard	$15,000
Jon C. Madonna	$ 500
Beth E. Mooney	$15,000
Joyce M. Roché	$13,038
Laura D’Andrea Tyson	$13,500

In addition, charitable contributions of $250,000 per Director were made on behalf of Mr. Madonna and Mr. McCoy to the charities of their choice in connection with their retirement from the Board.

This column also includes $9.00 per Director for group life insurance, which was discontinued in January 2016.

AT&T 2017 Proxy Statement	| 37 |

Corporate Governance

Common Stock Ownership

Certain Beneficial Owners

The following table lists the beneficial ownership of each person holding more than 5% of AT&T’s outstanding common stock as of December 31, 2016 (based on a review of filings made with the Securities and Exchange Commission on Schedules 13D and 13G).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc. 40 East 52nd St., New York, NY 10022	358,350,283	(1)	5.8%
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	402,773,306	(2)	6.55%
1.	Based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 19, 2017, which reported the following: sole voting power of 303,854,047 shares; shared voting power of 0 shares; sole dispositive power of 358,350,283 shares, and shared dispositive power of 0 shares.
2.	Based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 9, 2017, which reported the following: sole voting power of 9,697,050 shares; shared voting power of 1,193,376 shares; sole dispositive power of 391,969,363 shares, and shared dispositive power of 10,803,943 shares.

Directors and Officers

The following table lists the beneficial ownership of AT&T common stock and non-voting stock units as of December 31, 2016, held by each Director, nominee, and officer named in the “Summary Compensation Table” on page 70. As of that date, each Director and officer listed below, and all Directors and executive officers as a group, owned less than 1% of our outstanding common stock. Except as noted below, the persons listed in the table have sole voting and investment power with respect to the securities indicated.

Name of Beneficial Owner	Total AT&T Beneficial Ownership (including options) (1)	Non-Voting Stock Units (2)
Samuel A. Di Piazza, Jr.	26,790	9,729
Richard W. Fisher	0	5,496
Scott T. Ford	66,319	30,998
Glenn H. Hutchins (3)	103,322	17,684
William E. Kennard	0	10,173
Michael B. McCallister	29,278	19,764
Beth E. Mooney	12,600	22,550
Joyce M. Roché	8,660	155,849
Matthew K. Rose	112,950	59,735

Name of Beneficial Owner	Total AT&T Beneficial Ownership (including options) (1)	Non-Voting Stock Units (2)
Cynthia B. Taylor	5,718	14,960
Laura D’Andrea Tyson	0	118,515
Geoffrey Y. Yang	27,129	0
Randall L. Stephenson	2,376,478	378,192
Rafael de la Vega	890,933	330,950
John J. Stephens	601,426	82,037
John T. Stankey	541,646	46,958
John Donovan	168,778	8,657
All executive officers and Directors as a group (consisting of 22 persons, including those named above)	5,503,495	1,333,034

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Corporate Governance

Note 1.

The table above includes presently exercisable stock options as well as stock options that became exercisable within 60 days of the date of this table. The following executive officers held the following numbers of options:

Beneficial Owner	Number of Stock Options Held
Randall L. Stephenson	704,546
Rafael de la Vega	66,685
John T. Stankey	12,405
John J. Stephens	138,415
All executive officers	796,205

In addition, of the shares shown in the table above, the following persons share voting and investment power with other persons with respect to the following numbers of shares:

Beneficial Owner	Number of Shared Voting and Investment Power Shares
John Donovan	150,411
Glenn H. Hutchins	103,322
Michael B. McCallister	25,290
Beth E. Mooney	12,600
Matthew K. Rose	109,950
Randall L. Stephenson	1,255,656
John T. Stankey	476,000
John J. Stephens	376,502
Cynthia B. Taylor	196
Geoffrey Y. Yang	27,129

Note 2.

Represents number of vested stock units held by the Director or executive officer, where each stock unit is equal in value to one share of AT&T stock. The stock units are paid in stock or cash depending upon the plan and the election of the participant at times specified by the relevant plan. None of the stock units listed may be converted into common stock within 60 days of the date of this table. As noted under “Compensation of Directors,” AT&T’s plans permit non-employee Directors to acquire stock units (also referred to as deferred stock units) by deferring the receipt of fees and retainers into stock units and through a yearly grant of stock units. Officers may acquire stock units by participating in stock-based compensation deferral plans. Certain of the Directors also hold stock units issued by companies prior to their acquisition by AT&T that have been converted into AT&T stock units. Stock units carry no voting rights.

Note 3.

Mr. Hutchins disclaims beneficial ownership of 3,322 shares held in trust for his mother.

AT&T 2017 Proxy Statement	| 39 |

Audit Committee Report

Audit Committee

Audit Committee Report

The Audit Committee: (1) reviewed and discussed with management AT&T’s audited financial statements for the year ended December 31, 2016; (2) discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees; (3) received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence; and (4) discussed with the auditors the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2016, be included in AT&T’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

February 14, 2017	The Audit Committee

	Samuel A. Di Piazza, Jr., Chairman	Cynthia B. Taylor
	Michael B. McCallister	Laura D’Andrea Tyson

AT&T has a separately designated standing Audit Committee. The Audit Committee oversees the integrity of AT&T’s financial statements, the independent auditors’ qualifications and independence, the performance of the internal audit function and independent auditors, and AT&T’s compliance with legal and regulatory matters. The members of the Audit Committee are Mr. Di Piazza (Chairman), Mr. McCallister, Ms. Taylor, and Dr. Tyson, each of whom was appointed by the Board of Directors.

The Board has adopted a written charter for the Audit Committee, which may be viewed on the Company’s web site at www.att.com. The Audit Committee performs a review and reassessment of its charter annually. The Audit Committee is composed entirely of independent Directors in accordance with the applicable independence standards of the New York Stock Exchange and AT&T. The Board of Directors has determined that Mr. Di Piazza and Ms. Taylor are “audit committee financial experts” and are independent as defined in the listing standards of the New York Stock Exchange and in accordance with AT&T’s additional standards. Although the Board of Directors has determined that these individuals have the requisite attributes defined under the rules of the SEC, their responsibilities are the same as those of the other Audit Committee members. They are not AT&T’s auditors or accountants, do not perform “field work” and are not full-time employees. The SEC has determined that an audit committee member who is designated as an audit committee financial expert will not be deemed to be an “expert” for any purpose as a result of being identified as an audit committee financial expert. The Audit Committee is responsible for oversight of management in the preparation of AT&T’s financial statements and financial disclosures. The Audit Committee relies on the information provided by management and the independent auditors. The Audit Committee does not have the duty to plan or conduct audits or to determine that AT&T’s financial statements and disclosures are complete and accurate. AT&T’s Audit Committee charter provides that these are the responsibility of management and the independent auditors.

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Audit Committee Report

Principal Accountant Fees and Services

Ernst & Young LLP acts as AT&T’s principal auditor and also provides certain audit-related, tax and other services. The Audit Committee has established a pre-approval policy for services to be performed by Ernst & Young. Under this policy, the Audit Committee approves specific engagements when the engagements have been presented in reasonable detail to the Audit Committee before services are undertaken.

This policy also allows for the approval of certain services in advance of the Audit Committee being presented details concerning the specific service to be undertaken. These services must meet service definitions and fee limitations previously established by the Audit Committee. Additionally, engagements exceeding $500,000 must receive advance concurrence from the Audit Committee Chairman. After an auditor is engaged under this authority, the services must be described in reasonable detail to the Audit Committee at the next meeting.

All pre-approved services must commence, if at all, within 14 months of the approval.

The fees for services provided by Ernst & Young (all of which were pre-approved by the Audit Committee) to AT&T in 2016 and 2015 are shown below.

Principal Accountant Fees (dollars in millions)
Item	2016	2015
Audit Fees (a)	$30.7	$29.6
Audit Related Fees (b)	3.3	5.2
Tax Fees (c)	11.4	10.5
All Other Fees (d)	0.0	0.0

Note (a). Audit Fees.

Included in this category are fees for the annual financial statement audit, quarterly financial statement reviews, audits required by Federal and state regulatory bodies, statutory audits, and comfort letters.

Note (b). Audit Related Fees.

These fees, which are for assurance and related services other than those included in Audit Fees, include charges for employee benefit plan audits, due diligence associated with acquisition and disposition activity, control reviews of AT&T service organizations, governmental grant-related attestations, and con-

sultations concerning financial accounting and reporting standards.

Note (c). Tax Fees.

These fees include charges for various Federal, state, local and international tax compliance and research projects, as well as tax services for AT&T employees working in foreign countries.

Note (d). All Other Fees.

No fees were incurred in 2016 or 2015 for services other than audit, audit related and tax.

AT&T 2017 Proxy Statement	| 41 |

Compensation Discussion and Analysis

Compensation Discussion and Analysis

Compensation Committee Report

The Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Human Resources Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K and Proxy Statement for filing with the SEC.

February 9, 2017	The Human Resources Committee

	Joyce M. Roché, Chairman	Michael B. McCallister
	Scott T. Ford	Matthew K. Rose

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Compensation Discussion and Analysis Executive Summary

Executive Summary

Our Human Resources Committee (Committee) takes great care to develop and refine an executive compensation program that recognizes its stewardship responsibility to our stockholders while ensuring the availability of talent to support a culture of growth, innovation, and performance in an extraordinarily large and complex organization.

In this section, we summarize the elements of our compensation program, how our program supports pay for performance, and our key performance achievements.

Topic	Overview		More Information
The foundation of our program	Our Committee believes that our programs should:		Page 45
	–	be aligned with stockholder interests,
	–	be competitive and market-based,
	–	pay for performance,
	–	balance both short- and long- term focus, and
	–	be aligned with generally accepted approaches.
To that end, we incorporate many best practices in our compensation program and avoid ones that are not aligned with our guiding pay principles.
Stockholder Engagement	Each year, we engage with large stockholders to understand their views on executive compensation. In light of their feedback, results of the stockholder advisory vote on our executive compensation program, and market trends, the Committee adjusts our compensation program periodically as it determines to be appropriate.		Page 47
Our compensation program elements and percentage of pay tied to performance and stock price	–	Our program includes a number of different elements, from fixed compensation (base salaries) to performance-based variable compensation (short- and long-term incentives), to key benefits, which minimize distractions and allow our executives to focus on our success.	Page 48
	–	Each element is designed for a specific purpose, with an overarching goal of encouraging a high level of sustainable individual and Company performance well into the future.
–

For Named Executive Officers (NEOs), the combination of short- and long- term incentives ranges from 87% to 92% of target pay. Payouts are formula-driven for:

•  short-term incentives; and

•  performance shares (which represent 50% of the long-term incentive).

	–	All long-term grants are tied to our stock price performance.
	–	Our Committee retains the authority to increase or decrease final award payouts, after adjustment for financial performance, to ensure pay is aligned with performance.
How we make compensation decisions	The starting point for determining Executive Officer compensation is an evaluation of market data. Our consultant compiles both proxy and compensation survey information for our peer companies and then presents this information to our Committee for them to consider when making compensation decisions. Our peer companies were chosen based on their similarity to AT&T on a number of factors. For 2017, the Committee has decided to combine our three peer groups into one group, comprised of 20 companies, which more closely aligns with our business, scale, and/or complexity.		Page 50

AT&T 2017 Proxy Statement	| 43 |

Compensation Discussion and Analysis Executive Summary

2016 Company Performance Highlights

Highlights of Incentive Payouts

2016 Short Term Award

Metric	Metric Weight	Attainment	Payout%
2016 Earnings per Share (EPS)	70%	96%	90%
2016 Free Cash Flow (FCF)	30%	115%	126%
Weighted Average Payout			100%

Long Term Award – Performance Share Component

2014-2016 Performance Period

Metric	Metric Weight	Attainment	Payout%
3-Year Return on Invested Capital (ROIC)	75%	100%	100%
3-Year Relative Total Stockholder Return (TSR)	25%	Quintile 2	125%
Weighted Average Payout			106%

After the impact of change in stock price over the performance period, our NEOs received approximately 133% of their original performance share grant value.

———————————————————————————————————————————————————-

The narrative on the following pages more fully describes how the Committee, with the input of its consultant, has designed and evolved our Executive Officer compensation and benefits program using the Committee’s guiding pay principles as the pillars of the program. The narrative also outlines how we establish pay targets and how actual Executive Officer pay is determined. Finally, we provide a description of other benefits.

* For more information on the J.D. Power Studies, see the Annex on page A-3.

Strategic Execution Announced the acquisition of Time Warner, Inc Launched DIRECTV Now. Expanded the reach of our ultra-fast internet service. Launched AT&T Flexware. Virtualized over 30% of network functions. Earned top honors in 3 different J.D. Power studies. Business Solutions Delivered good momentum in Business Solutions with growth in wireless and strategic business services offsetting declines in legacy services. Together, wireless and strategic business services made up more than 70% of Business Solutions revenues in 2016 and grew by 3.9%. Entertainment Group Continued the successful integration of DIRECTV, adding a total of 1.5 million satellite subscribers since our acquisition in July 2015. Introduced integrated offers, with 7.9 million postpaid subscribers on unlimited wireless with TV plans. Consumer Mobility Achieved low postpaid churn and best-ever, full-year wireless operating income margin in our U.S. Mobility operations. International Added 3.3 million wireless subscribers in Mexico, reaching 12 million total wireless subscribers, a 38% increase. 29.9% 1-Year Total Stockholders Return 41.6% 3-Year Total Stockholder Return

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Compensation Discussion and Analysis

Role of the Human Resources Committee

The Committee’s charter is available on our website at www.att.com. Our Committee is composed entirely of independent Directors. The current members of the Committee are: Ms. Roché (Chairman), Mr. Ford, Mr. McCallister, and Mr. Rose. Our Committee is responsible for:

Compensation-related Tasks	Organizational Tasks

– Determining the compensation for our Executive Officers, including salary and short- and long-term incentive opportunities;

– Reviewing, approving, and administering our executive compensation plans, including our stock plans;

– Establishing performance objectives under our short- and long-term incentive compensation plans;

– Determining the attainment of those performance objectives and the awards to be made to our Executive Officers;

– Evaluating Executive Officer compensation practices to confirm that these practices remain equitable and competitive; and

– Approving employee benefit plans, as needed.

– Evaluating the performance of the CEO;

– Reviewing the performance and capabilities of the other Executive Officers, based on input from the CEO; and

– Reviewing succession planning for Executive Officer positions including the CEO’s position.

Guiding Pay Principles

Our Committee has designed an executive compensation program that encourages our leaders to produce outstanding financial and operational results, create sustainable long-term value for our stockholders, and lead the company with ethics and integrity. Our guiding pay principles are:

Alignment with Stockholders

Provide compensation elements and set performance targets that closely align executives’ interests with those of stockholders. For example, approximately 67% of target pay for NEOs is tied to stock price performance. In addition, we have executive stock ownership guidelines and stock holding requirements, as described on page 68. Each of the NEOs exceeds the minimum stock ownership guidelines.

Competitive and Market Based

Evaluate all components of our compensation and benefits program in light of appropriate peer company practices to ensure we are able to attract and retain world-class talent with the leadership abilities and experience necessary to develop and execute business strategies, obtain superior results, and build long-term stockholder value in an organization as large and complex as AT&T.

Pay for Performance

Tie a significant portion of compensation to the achievement of predetermined goals and recognize individual accomplishments that contribute to our success. For example, in 2016, 92% of the CEO’s target compensation (and, on average, 88% for other NEOs) was variable and tied to short- and long-term performance incentives, including stock price performance.

Balanced Short- and Long-Term Focus

Ensure that the compensation program provides an appropriate balance between the achievement of short- and long-term performance objectives, with a clear emphasis on managing the sustainability of the business and mitigating risk.

Alignment with Generally Accepted Approaches
Provide policies and programs that fit within the framework of generally accepted approaches adopted by leading major U.S. companies.

These guiding pay principles serve as the pillars of our compensation and benefits program and any potential changes to the program are evaluated in light of their ability to help us meet these goals.

AT&T 2017 Proxy Statement	| 45 |

Compensation Discussion and Analysis

Checklist of Compensation Practices

Our compensation program is designed around the following market-leading practices:

Practices We Use	Practices We Don’t Use

✓       Pay for Performance: Tie compensation to performance by setting clear and challenging performance goals. The vast majority of Executive Officer compensation is tied to performance metrics and/or stock price performance.

✓       Multiple Performance Metrics and Time Horizons: Use multiple performance metrics and multi-year vesting timeframes to limit unnecessary short-term risk taking.

✓      Stock Ownership and Holding Period Requirements: NEOs must comply with stock ownership guidelines and hold the equivalent of 25% of post-2015 stock distributions until retirement.

✓      Regular Engagement with Stockholders: We engage with large stockholders no less than annually regarding executive compensation matters.

✓       Dividend Equivalents: Paid at the end of performance period on earned performance shares.

✓      Annual Compensation-Related Risk Review: Performed annually to confirm that our programs do not encourage excessive risk taking and are not reasonably likely to have a material adverse effect on the Company.

✓      Clawback Policy: Provides for the recovery of previously paid executive compensation for any fraudulent or illegal conduct.

✓       Severance Policy: Limits payments to 2.99 times salary and target bonus.

✗      No “Single Trigger” Change in Control Provisions: No accelerated vesting of equity awards upon a change in control.

✗      No Tax Gross-Ups: No excise tax gross-up payments; no other tax gross-ups, except in extenuating circumstances.

✗      No Credit for Unvested Shares when determining compliance with stock ownership guidelines.

✗      No Repricing or Buy-Out of underwater stock options.

✗      No Hedging or Short Sales of AT&T stock.

✗      No Supplemental Executive Retirement Benefits for officers promoted/hired after 2008.

✗      No Guaranteed Bonuses.

✗      No Excessive Dilution: Our annual equity grants represent less than 1% of the total outstanding Common Stock each year. As of July 31, 2016, our total dilution was 1.1% of outstanding Common Stock.

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Compensation Discussion and Analysis

Executive Compensation Program Enhancements

The Committee took into account feedback from our 2015 outreach to large stockholders when making the following enhancements to our program:

2016 Program Enhancements

Changes		Rationale
Short-term award payouts are formula-based, with the ability to adjust final award payouts to align with performance.	è	Enables stockholders to readily assess Executive Officer short-term performance.
We report ROIC performance attainment for long-term awards for recently completed performance periods (see page 55).	è	Gives stockholders a clearer view of pay-for- performance related to long-term awards.
We have a new peer group against which we measure relative TSR performance for long-term awards (as discussed on pages 50 and 64).	è	Aligns companies used to determine target compensation with those used to determine award payouts.
We changed the relative TSR payout table: • 30th percentile performance for threshold payout. • Median performance for 100% payout. • 90th percentile performance for 200% payout.	è	Further aligns pay and performance. See new payout table on page 64.

During 2016 and early 2017, we again met with large stockholders and stockholder advisory groups to discuss their perspectives on our compensation and benefits practices. The Committee considered these perspectives when making changes to our 2017 compensation program even though 90.11% of the votes cast at the 2016 Annual Meeting of Stockholders were in favor of the advisory vote on executive compensation.

AT&T 2017 Proxy Statement	| 47 |

Compensation Discussion and Analysis

2017 Program Enhancements

Changes		Rationale
Replace the three peer groups, comprised of 38 companies, which we use to assess market-based compensation and benefits practices, with a single peer group of 20 companies (shown below).	è	Simplifies our program. The new peer group consists of companies that better compare to our scale and complexity of business operations.
Eliminate our historical practice of targeting pay for Executive Officers at the 62nd percentile of market.	è	Allows the Committee to more accurately target pay for each Executive Officer position based on the position’s scope, complexity, and importance to the business.
Change long-term incentive pay mix: • from 50% performance shares / 50% restricted stock units • to 75% performance shares / 25% restricted stock units.	è	A larger portion of long-term compensation will be tied to performance, providing better alignment between pay and performance.
Change long-term incentive performance measures: • from 75% ROIC and 25% relative TSR • to 100% ROIC with a relative TSR payout modifier.	è	A larger portion of long-term compensation will be tied to ROIC. AT&T is a capital-intensive business; ROIC is an appropriate performance metric to ensure we effectively employ capital and provide a strong return on it to stockholders. However, we will also continue to focus on our relative TSR performance because it further aligns our executives’ interests with those of our stockholders.

2017 Compensation Peer Group
• Alphabet • Amazon • Apple • Boeing • Chevron	• Cisco Systems • Comcast • ExxonMobil • General Electric • HP Enterprise	• IBM • Intel • Microsoft • Oracle • Sprint	• Time Warner Inc. • T-Mobile • Verizon • Wal-Mart • Walt Disney

Elements of 2016 Compensation

It is in our stockholders’ interest that our compensation program be structured to make attraction, retention, and motivation of the highest quality talent a reality. Our executive compensation and benefits program includes a number of different elements, designed for different purposes, with an overarching goal to encourage a high level of sustainable individual and Company performance well into the future:

Current Year Performance	+	Multi-Year Performance	+	Attraction & Retention
Salary and Short-Term Incentives		Long-Term Incentives (50% Performance Shares and 50% Restricted Stock Units)		Retirement, Deferral/Savings Plans, Benefits, and Personal Benefits

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Compensation Discussion and Analysis

The chart below more fully describes the three elements of total direct compensation and their link to our business and talent strategies.

Weightings
	Reward Element	Form	Link to Business and Talent Strategies		CEO	Other NEOs

		Cash	•	Provides compensation to assume the day-to-day responsibilities of the position.
A portion may be deferred into AT&T stock.

Fixed Pay			•	Pay level recognizes experience, skill, and performance, with the goal of being market-competitive.
	Base Salary				8%	12%

			•	Adjustments may be made based on individual performance, pay relative to other executives, and pay relative to market.

		Cash	•	Aligns pay with the achievement of short-term objectives.
A portion may be deferred into AT&T stock.
Short-Term Incentives (see page 53)
			•	Payouts based on achievement of predetermined goals, with potential for upward or downward adjustment by the Committee to align pay with performance.	25%	23%

At Risk Pay

Stock
	Long-Term Incentives (see page 55)	50% Performance Shares (paid in cash) 50% Restricted Stock Units (paid in stock)	•	Motivates and rewards the achievement of long-term performance.

					67%	65%
			•	Aligns executive and stockholder interests.

AT&T 2017 Proxy Statement	| 49 |

Compensation Discussion and Analysis

Determining 2016 Target Compensation

The starting point for determining Executive Officer compensation begins with an evaluation of market data. The consultant compiles this data from both proxy and compensation surveys conducted by third parties for companies in the peer groups selected by the Committee.

How the peer groups were chosen

    •    similarityto AT&T in terms of size, organizational and business complexity, and/or industry,

    •    globalscope of operations and/or diversified product lines,

    •    abilityof the company to compete with AT&T for talent, and

    •    similarityto jobs at AT&T in terms of complexity and scope of officer positions.

Following are the peer groups our consultant used to assess market-based compensation for Executive Officers in 2016. Although some companies overlapped between the groups, there were 38 unique companies (shown in bold text).

Technology, telecommunications, and entertainment industries
A comparator group of 20 companies in the technology, telecommunications and entertainment industries.
• Apple • Alphabet • Boeing • Cisco • Comcast	• General Electric • Hewlett Packard • Honeywell • IBM • Intel	• Johnson Controls • Lockheed Martin • Microsoft • Oracle • Qualcomm	• Time Warner Inc. • Twenty-First Century Fox • United Technologies • Verizon • Walt Disney
Largest 25 U.S. companies based on market capitalization
Largest 25 U.S. companies based on market capitalization, adjusted to eliminate AT&T, investment banking, investment holding/management, and privately-owned companies.
• Alphabet • Amazon • Apple • Chevron • Cisco • Coca-Cola • Comcast • Exxon Mobil • Facebook	• General Electric • Gilead Sciences • Home Depot • IBM • Intel • Johnson & Johnson • Merck	• Microsoft • Oracle • PepsiCo • Pfizer • Philip Morris International • Procter & Gamble	• Verizon • Wal-Mart • Walt Disney
Telecommunications and cable companies
• CenturyLink • Charter Communications • Comcast	• Sprint • T-Mobile • Verizon
Note: The 38 companies are also used to determine our relative TSR performance for the 2016 performance share grant. See page 64 for more information.

The consultant reviewed the market data for the peer groups with members of management and the CEO (for officers other than himself) to obtain their views on the relative value of each position and differences in responsibilities between our jobs and those in the comparator groups. Based on this analysis, the consultant presented market values (AT&T Market Values) to the Committee to use as a reference point for the Committee’s determination of actual compensation levels. The 2016 market values recommended by the consultant (before adjustment to reflect the relative value of each Executive Officer position) reflected the 50th percentile of market

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Compensation Discussion and Analysis

data for base salary and the 62nd percentile of market data for both total cash and long-term incentives. These pay targets reflect the scale of AT&T relative to our peer companies (see below). Beginning in 2017 we will not target pay to a specific market percentile.

The Committee reviewed the AT&T Market Values and the CEO’s compensation recommendations for the other Executive Officers and then applied their judgment and experience to set Executive Officer compensation for the coming year. When setting compensation, the Committee may determine that Executive Officers with significant experience and responsibilities or who demonstrate exemplary performance have higher target compensation, while less experienced Executive Officers may have lower target compensation.

2016 Performance

AT&T is investing to be the premier integrated communications company in the world. During 2016, we continued to successfully execute on our strategic goals, delivering strong operating and financial results while also making progress on our growth initiatives.

To put in perspective the scale, scope, and complexity of our business as compared to our 38 compensation benchmark companies (as shown on page 50), below is a comparison of Market Cap, Revenues, and Net Income for 2015, the most recent data available for all companies:

Comparison of Scope and Scale

AT&T and Peer Companies ($M)

AT&T 2017 Proxy Statement	| 51 |

Compensation Discussion and Analysis

Our 2016 high-level accomplishments include:
OVERALL FINANCIAL RESULTS	Delivered on guidance in revenues, earnings, and cash.
	▶	Revenue growth of 11.6%, primarily due to the acquisition of DIRECTV.
	▶	Reported EPS decline of 11.4%; Adjusted EPS growth of 4.8%.*
	▶	Net Cash from Operations of $39.34 billion; Free Cash Flow of $16.9 billion.*
We executed on our strategy to be the premier integrated communications company in the world:
STRATEGIC EXECUTION	▶	Announced the acquisition of Time Warner Inc., a global leader in creating premium content, which we expect to close by the end of 2017. With the addition of Time Warner, we’ll lead the next wave of innovation in the converging media and communications industry and give customers a stronger competitive alternative to cable and other video providers with unmatched choice, quality, value and experiences that will define the future of media and communications. The acquisition will also provide significant financial benefits.
	▶	Launched DIRECTV Now in November 2016, becoming the first traditional video provider to offer a robust lineup of 100+ TV channels available over the top.
	▶	Expanded the reach of our ultra-fast internet service over our fiber network to nearly 4 million locations in 46 major metro areas. We are on track to meet or exceed the 12.5 million locations we have planned by July 2019.
	▶	Expanded our leadership in serving multinational corporations with the launch of AT&T Flexware in more than 150 countries and territories. AT&T Flexware gives global businesses the flexibility to manage their network functions via an easy-to-use online portal.
	▶	Exceeded our goal to virtualize 30% of network functions by the end of 2016 as we continued to lead the transformation to a software-based platform and work toward an industry-leading cost structure. This initiative helped us reduce our network costs in 2016 even as wireless data use continued to grow, up 250,000% since 2007, and as we established a leadership position in the move to 5G technologies.
	▶	Earned “Highest in Wireless Purchase Experience Satisfaction, for the Eighth Time in a Row, and Customer Service among Full Service Wireless Providers, for the Second Time in a Row”**
Our business units performed well:
BUSINESS SOLUTIONS	▶	Delivered good momentum in Business Solutions, with growth in wireless and strategic business services offsetting declines in legacy services. Together, wireless and strategic business services made up more than 70% of Business Solutions revenues in 2016 and grew by 3.9%.
ENTERTAINMENT GROUP	▶	Continued the successful integration of DIRECTV, adding a total of 1.5 million satellite subscribers since the close of the acquisition in July 2015. Introduced integrated offers, with 7.9 million postpaid subscribers on unlimited wireless with TV plans.
CONSUMER MOBILITY	▶	Achieved low postpaid churn and best-ever, full-year wireless operating income margin in our U.S. Mobility operations.
INTERNATIONAL	▶	Built on our success in the wireless market in Mexico following the 2015 acquisition of Iusacell and Nextel Mexico. In 2016, we added 3.3 million wireless subscribers in Mexico, reaching 12.0 million total wireless subscribers, a 38% increase. Covered about 78 million people with its 4G LTE network in Mexico, ahead of our plan to cover 75 million by end of 2016.

* FCF and Adjusted Diluted EPS are non-GAAP financial measures. For reconciliation of these metrics to the most comparable GAAP measurements and other information, see the Annex on page A-1.

** For more information on the J.D. Power studies, see the Annex on page A-3.

For more information on our financial and operational performance, please see our Annual Report at www.att.com.

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Compensation Discussion and Analysis

Return to Stockholders

We provide returns through both robust dividends and stock price appreciation. We continue to deliver consistent, positive returns to our stockholders and have a long history of increasing dividends and conducting share repurchases.

$12.2

—————billion—————

Returned to stockholders
in 2016 as dividends and
share repurchases

33

—————-Years—————-

Consecutive increase in
quarterly dividend

2.1

————Percent————

Increase in quarterly
dividend

In 2016 we experienced a 1-year TSR, including reinvested dividends, of 29.9%, almost 2.5 times the S&P 500 returns during the same period. We also achieved a strong 3-year TSR of 41.6%, 43% more than the S&P 500 during the same period.

Total Stockholder Return

Time Horizon	AT&T	DJIA	S&P 500	S&P 100
1-Year	29.9%	16.5%	12%	11.4%
3-Year	41.6%	28.5%	29%	28.9%

Determination of Award Payouts for Performance Periods Ending December 31, 2016

2016 Short-Term Incentive Plan Metrics and Performance Attainment

After reviewing our business plan and determining the business metrics on which our Executive Officers should focus, the Committee established the following performance targets applicable to payment of short-term awards for 2016:

2016 Short-Term Incentive Performance Metrics	Relevance of Metric	Metric Weight	Threshold Performance Payout%	Target Performance Payout%	Maximum Performance Payout%
Earnings per Share	Indicator of company profitability and a window into long-term sustainability	70%	• Performance achievement of 80% of target results in a 50% payout • No payout for performance below 80% of target	100%	Performance at 130% of target results in a 150% payout

Free Cash Flow	Important for us to continue to invest, pay down debt, and provide strong dividends to our stockholders	30%

AT&T 2017 Proxy Statement	| 53 |

Compensation Discussion and Analysis

The following chart shows the: performance goals, actual performance attainment, payout percentage for each performance metric, and overall weighted average award payout for short-term awards.

Short-Term Incentive Performance Goals and Attainment

2016 Weighted Average Payout = 100%

70% Weighting
30% Weighting
Payout %
150%
125%
100%
75%
50%
25%
0%
90% Payout
$2.87
$2.75
96% of Goal
126% Payout
$15.04B
$17.36B
115% of Goal
Performance Goal
Earnings per Share Attainment (after performance adjustments) 1
Performance Goal
Free Cash Flow Attainment (after performance adjustments) 2

1. EPS results were adjusted as follows per pre-established award terms:

Reported EPS	$2.10
Adjustments:	
M+A activity	.62
Pension Plan Gains/Losses	.10
Asset Disposition Gains/Losses	(.07)
EPS for Compensation	$2.75

2. Free Cash Flow is net cash from operating activities minus capital expenditures. Free Cash Flow results were adjusted as follows per pre-established award terms:

Free Cash Flow	$16.94B
Adjustments:	
M+A Transaction Costs	.06
Excess Benefit Plan Funding	.36
FCF for Compensation	$17.36B

In accordance with our formulaic approach, the NEOs each received a performance-adjusted award payout of 100%. The Committee maintains the ability to make further adjustments to the formula-driven payout as it deems appropriate in order to ensure alignment of Executive Officer pay with performance. Adjustments may not exceed 200% of the Executive Officer’s performance-adjusted target award.

| 54 |	www.att.com

Compensation Discussion and Analysis

Long-Term Incentive Plan Metrics and Performance Attainment – Performance/Restriction Periods Ending in 2016

Long-Term Incentive Plan Form	Weight	Performance Metrics and Vesting Period	Description
Performance Shares Granted in 2014	50%	3-year performance period (2014-2016) Performancemetrics: – 75% ROIC – 25% Relative TSR Payout value based on combination of performance attainment and stock price performance.

•   Each performance share is equal in value to a share of stock, which causes the value of the award to fluctuate directly with changes in our stock price over the performance period.

•   The cash payment value of the performance shares is based on our stock price on the date an award payout is approved.

•   Because awards are based on a 3-year performance period, they maximize the leverage of both short- and long-term performance. The impact of a single year’s performance is felt in each of the three performance share grants that are outstanding at any given time, so that strong performance must be sustained every year in order to provide favorable payouts.

•   Dividend equivalents are paid at the end of the performance period, based on the number of performance shares earned.

Restricted Stock Units (RSUs) Granted in 2013	50%	4-year restriction period Payout value based on stock price performance.	We structure RSUs to be paid in stock at the end of a retention period, regardless of when they vest. RSUs vest 100% after four years or upon retirement eligibility, whichever occurs earlier.

ROIC Payout Table and Actual Performance Attainment – 2014-2016 Performance Period

Determination of Performance Goal
We established a performance target range of 7.25% to 8.5% at the beginning of the 3-year performance period. This target range does not penalize or reward Executive Officers for performance achievement within close proximity to the midpoint of the range. The lower end of the performance target range was set so that it exceeded the cost of capital (determined based on input from banks) by 75 basis points, ensuring a reasonable return is delivered to stockholders before Executive Officers are eligible for full payout of their target award.

Performance Below Target Range
No payout is earned if less than 69% of the performance target range is achieved. Achievement below the target range results in decreasing levels of award payout. The payout drops to 0% of the performance shares tied to this metric if less than 69% of the low end of the target range is achieved.

Performance within Target Range
100% payout if performance falls within the target range.

Performance Above Target Range
Maximum payout of 150% is earned if 138% or more of the performance target range is achieved. Achievement above the target range provides for higher levels of award payout, up to the maximum payout.

Actual Performance
After conclusion of the performance period, the Committee determined (using the ROIC payout table) that we achieved an 8.2% ROIC, which was within the ROIC target range, and 170 basis points above the cost of capital we established based on input from banks. As a result, the Committee directed that 100% of the related performance shares be distributed.

AT&T 2017 Proxy Statement	| 55 |

Compensation Discussion and Analysis

TSR Payout Table and Actual Performance Attainment – 2014–2016 Performance Period

At the beginning of the performance period, the Committee established the following table for determining payout of the performance shares tied to the TSR metric. Our actual performance attainment is also shown:

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Compensation Discussion and Analysis

Percent of Grant Value Realized – 2014 Performance Share Grant (2014-2016 Performance Period)

As a result of the combined ROIC and TSR performance attainment, each NEO received 106% of the number of shares granted.

75% of Performance Shares Granted	Ó	Payout Percentage of 100% for ROIC	Ì	25% of Performance Shares Granted	Ó	Payout Percentage of 125% for TSR	=	106% of Shares to be Paid

However, the performance shares were also subject to stock price fluctuation over the 3-year performance period as another element of our long-term incentive pay-for-performance design. Based on the $8.42 change in our stock price from $33.35 at grant to $41.77 at payout, the value of the shares actually payable increased 25% over the 3-year performance period.

Ending Stock Price of $41.77*	-	Beginning Stock Price of $33.35**	÷	Beginning Stock Price of $33.35**	=	25% Growth in Stock Price

As a result of both ROIC and relative TSR performance and the absolute change in our stock price, our NEOs realized approximately 133% of their original performance share grant value.

NEOs Received 133% of Original Grant Value

Percent of Grant Value Realized – 2013 Restricted Stock Units

Our 2013 restricted stock units had a 4-year vesting period and were paid in 2017. The final value delivered from these awards was based on our stock price. Over the 4-year restriction period, the stock price increased $7.37 per share, delivering 121% of the original grant value.

Ending Stock Price of $42.16*	-	Beginning Stock Price of $34.79**	÷	Beginning Stock Price of $34.79**	=	21% Growth in Stock Price

NEOs Received 121% of Original Grant Value

* Stock price when award payout is approved for performance shares (typically the January Committee meeting after the end of the performance period), or the stock price on the last date of the restriction period for RSU grants.

** Stock price used to determine the number of shares to be granted (target award value is divided by this stock price).

AT&T 2017 Proxy Statement	| 57 |

Compensation Discussion and Analysis

Named Executive Officer Compensation

In this section we detail how each NEO’s compensation was impacted by performance attainment. The following tables summarize the compensation our NEOs realized in 2016. These tables do not align to what is reported in the 2016 Summary Compensation Table (SCT) for every pay component, because:

•	Salary adjustments, if any, are effective March 1 each year. The base salary shown in the SCT reflects two months at the prior salary rate and ten months at the new salary rate, whereas these tables only show the new annual salary rate.

•	The SCT reflects long-term grant values for 2016, whereas these tables show the values of the long-term distributions for awards with performance/restriction periods ending in 2016.

Randall Stephenson Chairman of the Board, Chief Executive Officer, and President

Mr. Stephenson has served as Chairman of the Board, Chief Executive Officer and President since 2007. Throughout his career at the Company, he has held a variety of high-level finance, operational, and marketing positions, including serving as Chief Operating Officer from 2004 until his appointment to Chief Executive Officer in 2007, and as Chief Financial Officer from 2001 to 2004. He began his career with the Company in 1982.
2016 Realized Compensation
Element of Compensation	Compensation Amount	Rationale
2016 Base Salary	$1,800,000	Consistent with market-based pay increases and his strong performance in 2016, Mr. Stephenson received a 2.9% base salary increase to $1,800,000 effective March 1, 2016.
2016 Short Term Incentive Award (STIP)	Target Award = $5,700,000	Mr. Stephenson’s STIP payout was based on: • A formulaic payout of 100% of his target award based on EPS and FCF performance attainment. • No discretionary adjustment was made by the Committee.
Final Award Paid = $5,700,000
100% of target award value realized
Performance Share Payout (2014-2016 Performance Period)	Target Award = $7,250,000

Mr. Stephenson’s performance share payout was based on:

•   A formulaic payout of 106% of the 217,391 shares granted based on the Company’s performance achievement for ROIC and relative TSR, plus

•   The company’s stock price change over the 3-year performance period, which increased the value of the shares earned by 25%.

Performance Shares were paid in cash.

Final Award Paid = $9,625,247
133% of grant value realized
Restricted Stock Unit Payout (2013 Grant)	Target Award = $6,825,000	The company’s stock price change over the 4-year vesting period increased the value of the units granted by 21%. Restricted Stock Units were paid in stock.
196,177 shares paid; valued at $8,270,822
121% of grant value realized

| 58 |	www.att.com

Compensation Discussion and Analysis

John Stephens Senior Executive Vice President and Chief Financial Officer

John Stephens has 24 years of service with the Company. Mr. Stephens was appointed to his current position in 2011. He has responsibility for financial planning, corporate development, accounting, tax, auditing, treasury, investor relations, corporate real estate and shared services. Prior to his current position, Mr. Stephens held a series of successive positions in the finance department. Before joining the Company, Mr. Stephens held a variety of roles at public accounting firms.
2016 Realized Compensation
Element of Compensation	Compensation Amount	Rationale
2016 Base Salary	$875,000	Consistent with market-based pay increases and his strong performance in 2016, Mr. Stephens received a 2.9% base salary increase to $875,000 effective March 1, 2016.
2016 Short Term Incentive Award (STIP)	Target Award = $1,840,000	Mr. Stephens’ STIP payout was based on: • A formulaic payout of 100% of his target award based on EPS and FCF performance attainment. • No discretionary adjustment was made by the Committee.
Final Award Paid = $1,840,000
100% of target award value realized
Performance Share Payout (2014-2016 Performance Period)	Target Award = $2,185,000

Mr. Stephens’ performance share payout was based on:

•   A formulaic payout of 106% of the 65,517 shares granted based on the Company’s performance achievement for ROIC and relative TSR, plus

•   The company’s stock price change over the 3-year performance period, which increased the value of the shares earned by 25%.

Performance Shares were paid in cash.

Final Award Paid = $2,900,844
133% of grant value realized
Restricted Stock Unit Payout (2013 Grant)	Target Award = $1,910,000	The company’s stock price change over the 4-year vesting period increased the value of the units granted by 21%. Restricted Stock Units were paid in stock.
54,901 shares paid; valued at $2,314,626
121% of grant value realized

AT&T 2017 Proxy Statement	| 59 |

Compensation Discussion and Analysis

Ralph de la Vega (Retired) Vice Chairman CEO-Business Solutions

Ralph de la Vega retired December 31, 2016, after a 42-year career with the Company. Mr. de la Vega led our efforts to become one of the world’s leading mobile internet providers and expanded our business solutions leadership into new growth areas such as Internet of Things, security, and Network on Demand.
2016 Realized Compensation
Element of Compensation	Compensation Amount	Rationale
2016 Base Salary	$970,000	Consistent with market-based pay increases and his strong performance in 2016, Mr. de la Vega received a 2.6% base salary increase to $970,000 effective March 1, 2016.
2016 Short Term Incentive Award (STIP)	Target Award = $1,920,000	Mr. de la Vega’s STIP payout was based on: • A formulaic payout of 100% of his target award based on EPS and FCF performance attainment. • No discretionary adjustment was made by the Committee.
Final Award Paid = $1,920,000
100% of target award value realized
Performance Share Payout (2014-2016 Performance Period)	Target Award = $2,587,500

Mr. de la Vega’s performance share payout was based on:

•   A formulaic payout of 106% of the 77,586 shares granted based on the Company’s performance achievement for ROIC and relative TSR, plus

•   The company’s stock price change over the 3-year performance period, which increased the value of the shares earned by 25%.

Performance Shares were paid in cash.

Final Award Paid = $3,435,213
133% of grant value realized
Restricted Stock Unit Payout (2013 Grant)	Target Award = $2,362,500	The company’s stock price change over the 4-year vesting period increased the value of the units granted by 21%. Restricted Stock Units were paid in stock.
67,907 shares paid; valued at $2,862,959
121% of grant value realized

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Compensation Discussion and Analysis

John Donovan Chief Strategy Officer and Group President

John Donovan has 8 years of service with the Company. Mr. Donovan is responsible for the corporate strategy function, technology development, network deployment and operations, and our transition to a software-defined network. Prior to joining the Company, Mr. Donovan was Executive Vice President of Product, Sales, Marketing, and Operations at Verisign, Inc. From 2000 to 2006 he was Chairman and CEO of inCode Telecom Group, Inc. Prior to that he was a partner with Deloitte Consulting.

2016 Realized Compensation
Element of Compensation	Compensation Amount	Rationale
2016 Base Salary	$865,000	Consistent with market-based pay increases and his strong performance in 2016, Mr. Donovan received a 4.8% base salary increase to $865,000 effective March 1, 2016.
2016 Short Term Incentive Award (STIP)	Target Award = $1,650,000	Mr. Donovan’s STIP payout was based on: • A formulaic payout of 100% of his target award based on EPS and FCF performance attainment. • No discretionary adjustment was made by the Committee.
Final Award Paid = $1,650,000
100% of target award value realized
Performance Share Payout (2014-2016 Performance Period)	Target Award = $1,575,000

Mr. Donovan’s performance share payout was based on:

•   A formulaic payout of 106% of the 47,226 shares granted based on the Company’s performance achievement for ROIC and relative TSR, plus

•   The company’s stock price change over the 3-year performance period, which increased the value of the shares earned by 25%.

Performance Shares were paid in cash.

Final Award Paid = $2,090,988
133% of grant value realized
Restricted Stock Unit Payout (2013 Grant)	Target Award = $1,250,000	The company’s stock price change over the 4-year vesting period increased the value of the units granted by 21%. Restricted Stock Units were paid in stock.
35,930 shares paid; valued at $1,514,809
121% of grant value realized

AT&T 2017 Proxy Statement	| 61 |

Compensation Discussion and Analysis

John Stankey Chief Executive Officer - AT&T Entertainment Group

John Stankey has 31 years of service with the Company. Mr. Stankey is responsible for our consumer market segment. He leads strategy, marketing, and operations for the development and distribution of a premier entertainment experience. Mr. Stankey has held various roles during his three-decade career at the Company, including: Chief Strategy Officer; President and CEO of AT&T Business Solutions; President and CEO of AT&T Operations; Group President – Telecom Operations; Chief Technology Officer; and Chief Information Officer.

2016 Realized Compensation
Element of Compensation	Compensation Amount	Rationale
2016 Base Salary	$970,000	Consistent with market-based pay increases and his strong performance in 2016, Mr. Stankey received a 2.6% base salary increase to $970,000 effective March 1, 2016.
2016 Short Term Incentive Award (STIP)	Target Award = $1,930,000	Mr. Stankey’s STIP payout was based on: • A formulaic payout of 100% of his target award based on EPS and FCF performance attainment. • No discretionary adjustment was made by the Committee.
Final Award Paid = $1,930,000
100% of target award value realized
Performance Share Payout (2014-2016 Performance Period)	Target Award = $2,587,500

Mr. Stankey’s performance share payout was based on:

•   A formulaic payout of 106% of the 77,586 shares granted based on the Company’s performance achievement for ROIC and relative TSR, plus

•   The company’s stock price change over the 3-year performance period, which increased the value of the shares earned by 25%.

Performance Shares were paid in cash.

Final Award Paid = $3,435,213
133% of grant value realized
Restricted Stock Unit Payout (2013 Grant)	Target Award = $2,362,500	The company’s stock price change over the 4-year vesting period increased the value of the units granted by 21%. Restricted Stock Units were paid in stock.
67,907 shares paid; valued at $2,862,959
121% of grant value realized

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Compensation Discussion and Analysis

2016 Long Term Grants

Our previous sections detailed compensation paid in 2016 and/or compensation for grants with performance or restriction periods ending in 2016. This section addresses the long-term grants we made in 2016.

The forms of long-term compensation granted to NEOs in 2016 were:

Forms of 2016 Long Term Incentive Grants	Weight	Performance Metrics and Vesting Period
Performance Shares	50%	Performance Metrics: – 75% Return on Invested Capital – 25% Relative Total Stockholder Return
		3-year performance period
Restricted Stock Units	50%	Payout value based on stock price performance only
		4-year restriction period

Grant values for these awards were as follows:

2016 Long Term Incentive Grant Values for NEOs

Name	Target Performance Share Grant Values ($) (amounts are rounded)	Target Restricted Stock Unit Grant Values ($) (amounts are rounded)
Randall Stephenson	7,750,000	7,750,000
John Stephens	2,575,000	2,575,000
Ralph de la Vega	2,750,000	2,750,000
John Donovan	2,100,000	2,100,000
John Stankey	2,837,500	2,837,500

2016 Performance Share Grants

The performance shares granted in 2016 are for the 2016-2018 performance period. The Committee established the following performance measures (similar to 2014 and 2015):

–	75% of the Performance Shares would be tied to a Return on Invested Capital performance metric, and
–	25% would be based on a comparison of AT&T’s Total Stockholder Return to a 38-company TSR Peer Group.

ROIC Performance Metric (Applicable to 75% of the 2016 Performance Share Grant)

We calculate ROIC by averaging over the three-year performance period: (1) our annual net income plus after-tax interest expense, divided by (2) the total of the average debt and average stockholder equity for the relevant year. For mergers and acquisitions over $2.0 billion, we exclude the dilutive impacts of intangible amortization, asset write-offs, accelerated depreciation, and transaction and restructuring costs so that the impact of certain significant transactions, including those which may not have been contemplated in the determination of a performance metric, will not have an impact on the performance results. We also exclude the net impact of certain of the following items after taxes and available collectible insurance, if they exceed, individually or in certain combinations, $500 million in a calendar year and satisfy other conditions, changes in tax laws, changes in accounting principles, expenses caused by natural disasters or intentionally caused damage to the Company’s property, and non-cash accounting write-downs of goodwill, other intangible assets and fixed assets. Additionally, we disregard the net dilutive impact of mandatory changes resulting from the Patient Protection and Affordable Care Act of 2010 as well as gains and losses related to the assets and liabilities of pension and other post-retirement benefit plans (and associated tax effects).

AT&T 2017 Proxy Statement	| 63 |

Compensation Discussion and Analysis

The ROIC target range for the 2016-2018 performance period was set 75 basis points above our cost of capital, a target that we believe to be challenging, but attainable. For performance above or below the performance target range, the number of performance shares are increased or reduced, respectively. Potential payouts range from 0% to 150% of the number of performance shares granted.

TSR Performance Metric (Applicable to 25% of the 2016 Performance Share Grant)

This measure compares our TSR (stock appreciation plus reinvestment of dividends) relative to that of the 38 companies in our TSR peer group. We believe that TSR is an important measure because it helps ensure that our executives remain focused on the value they are delivering to our stockholders.

Total Stockholder Return Performance Metric
2016-2018 Performance Period
AT&T Return vs. TSR Peer Group	Payout%*
Level 1 (90th percentile or above)	200%
Level 2 (75th – 89.99th percentile)	2.2x AT&T Percentile Ranking
Level 3 (60th – 74.99th percentile)	2.1x AT&T Percentile Ranking
Level 4 (45th – 59.99th percentile)	2.0x AT&T Percentile Ranking
Level 5 (30th – 44.99th percentile)	1.8x AT&T Percentile Ranking
Level 6 (<30th)	0%

* Payouts are capped at 90% of the target award if our absolute TSR is negative, regardless of relative performance.

Total Stockholder Return Peer Group

Award payouts will be determined based on our TSR performance relative to the 38-company TSR Peer Group shown in bold text on page 50. These companies are the same ones that comprise the three peer groups that were used to assess market-based compensation for 2016. TSR performance will be measured over the entire performance period.

At the end of the performance period, the number of performance shares to be paid out, if any, will be determined by comparing the actual performance of the Company against the predetermined performance objectives for ROIC and TSR, and weighting each appropriately.

2016 Restricted Stock Unit Grants

Restricted stock units granted in 2016 vest 100% after four years or upon retirement eligibility, whichever occurs earlier, but do not pay out until the scheduled distribution date. These units receive quarterly dividend equivalents, paid in cash, at the time regular dividends are paid on our stock. Restricted stock units pay 100% in stock to further tie executive and stockholder interests.

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Compensation Discussion and Analysis

Risk Mitigation

By ensuring that a significant portion of compensation is based on our long-term performance, we reduce the risk that executives will place too much focus on short-term achievements to the detriment of our long-term sustainability. Further, we structure short-term incentive compensation so that the accomplishment of short-term goals supports the achievement of long-term goals. Both of these elements work together for the benefit of AT&T and our stockholders and to reduce risk in our incentive plans.

In addition, each year the Committee reviews an analysis of our compensation policies and practices in order to evaluate whether they create unintended risks. This analysis includes the steps we take to mitigate risk in our compensation plans:

–	Using multiple performance metrics in determining award payouts.

–	Designing our payout tables so they provide partial payouts for partial performance attainment and payout caps.

–	Requiring cross-functional department review and/or approval of all payouts.

–	Requiring Committee approval of all Executive Officer payouts.

–	Requiring an internal audit of our award payouts.

The Committee’s compensation consultant has reviewed the risk analysis and advised the Committee that the programs do not encourage excessive risk-taking.

Clawback Policy

In addition to the above risk moderation actions, we intend, in appropriate circumstances, to seek restitution of any bonus, commission, or other compensation received by an employee as a result of such employee’s intentional or knowing fraudulent or illegal conduct, including the making of a material misrepresentation in our financial statements.

Benefits and Policies

Benefits

Benefits are an important tool to maintain the market competitiveness of our overall compensation package. We provide personal benefits to our Executive Officers for three main reasons:

•	To effectively compete for talent: The majority of companies against which we compete for talent provide benefits to their Executive Officers. We must have a program that is robust and competitive enough to attract and retain key talent.

•	To support Executive Officers in meeting the needs of the business: We require the around-the-clock commitment and availability of our Executive Officers. Therefore, we provide benefits that allow us to have greater access to them. These benefits should not be measured solely in terms of any incremental financial cost, but rather the value they bring to us through maximized productivity and availability of our Executive Officers.

•	To provide for the safety, security, and personal health of executives: Our Executive Officers are charged to care for the long-term health of the Company. In order to facilitate them doing so, we provide certain personal benefits to provide for their safety and personal health.

Our benefits are outlined below. The Committee continues to evaluate our benefits based on needs of the business and market practices/trends.

AT&T 2017 Proxy Statement	| 65 |

Compensation Discussion and Analysis

Deferral Opportunities

Tax-qualified 401(k) Plans

Our 401(k) plans offer substantially all employees, including each of the NEOs, the opportunity to defer income and receive company matching contributions. Substantially all of our plans provide our employees the ability to invest in AT&T or other investments. We match 80% of employee contributions, limited to the first 6% of cash compensation (only base salary is matched for officers). Employees hired externally on or after January 1, 2015, do not receive a pension, and to account for the lack of a pension benefit, we match 100% of the eligible contributions for these employees.

Nonqualified Plans

We provide mid-level and above managers the opportunity for tax-advantaged savings through two nonqualified plans:

Stock Purchase and Deferral Plan

This is our principal nonqualified deferral program, which we use as a way to encourage our managers to invest in and hold AT&T stock on a tax-deferred basis. Under this plan, mid-level managers and above may annually elect to defer, through payroll deductions, up to 30% of their salary and annual bonus (officers, including the NEOs, may defer up to 95% of their short-term award, which is similar to, and paid in lieu of, the annual bonus paid to other management employees) to purchase AT&T deferred share units at fair market value on a tax-deferred basis. Participants receive a 20% match on their deferrals in the form of additional AT&T deferred share units. Participants also receive makeup matching deferred AT&T share units to replace the match that is not available in the 401(k) because of their participation in our nonqualified deferral plans or because they exceeded the IRS compensation limits for 401(k) plans. Officers do not receive the makeup match on the contribution of their short-term awards.

Cash Deferral Plan

Through this plan, eligible managers may also defer cash compensation in the form of salaries and bonuses. The plan pays interest at the Moody’s Long-Term Corporate Bond Yield Average, reset annually, which is a common index used by companies for deferral plans. The SEC requires disclosure in the “Summary Compensation Table” of any earnings on deferred compensation that exceed an amount set by the SEC.

These plans are described more fully beginning on page 81.

Pension Benefits

We offer a tax-qualified group pension plan to substantially all of our managers. However, managers hired externally on or after January 1, 2015, who would otherwise be eligible to participate in the pension plan will instead receive an enhanced match in the 401(k) plan.

We also provide supplemental retirement benefits under nonqualified pension plans, or SERPs, to employees who became officers before 2009. Additional information on pension benefits, including these plans, may be found beginning on page 76, following the “Pension Benefits” table.

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Compensation Discussion and Analysis

Personal Benefits

We provide our Executive Officers with other limited and market-based personal benefits, as follows:

Benefit/Perquisite	Description
Financial Counseling	Includes tax preparation, estate planning, and financial counseling. Allows our executives to focus more on business responsibilities by providing financial counselors to help ensure that our executives understand and comply with plan requirements.
Executive Physical	Provided for officers promoted or hired after March 23, 2010, subject to certain limits. Other officers, including our current Executive Officers (with the exception of Mr. McAtee), have a supplemental health plan for which they pay a portion of the premiums. The plan acts in conjunction with our management health plan, a consumer-driven plan that encourages all employees to be cost-conscious consumers of health care services.
Communications Benefits	We provide AT&T products and services at little or no incremental cost.
Automobile	A common recruiting and retention tool. Includes allowance, fuel, and maintenance.
Home Security	Provides for the safety and security of our executives so they can focus on their responsibilities.
Executive Disability	Provides compensation during a leave of absence due to illness or injury.
Executive Death Benefits	Provides security to family in the event of the executive’s death. More information on death benefits may be found on page 80.
Company-Owned Club Memberships	Affords some of our executives the opportunity to conduct business in a more informal environment. In some cases we allow personal use, but do not pay country club fees or dues for Executive Officers.
Personal Use of Company Aircraft	The CEO is required to reimburse the incremental Company cost of personal usage. Other Executive Officers are also required to reimburse the incremental cost of their personal usage unless the CEO decides otherwise on a case-by-case basis. Reimbursements will not be made where prohibited by law.

Certain of these benefits are also offered as post-retirement benefits to officers who meet age and service requirements. Additional information on these post-retirement benefits can be found beginning on page 79.

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Compensation Discussion and Analysis

Equity Retention and Hedging Policy

Stock Ownership Guidelines

The Committee has established stock ownership guidelines for all officers, as follows. We include vested shares held in our benefit plans in determining attainment of these guidelines.

Level	Ownership Guidelines
CEO	6X Base Salary
Executive Officers	Lesser of 3X Base Salary or 50,000 Shares
Other Officers	Lesser of 1X Base Salary or 25,000 Shares

All officers are given 5 years from assuming their position to achieve compliance.

NEO stock holdings as of December 31, 2016, can be found in the “Common Stock Ownership” section on page 38. As of December 31, 2016, Randall Stephenson held 1,666,835 vested shares of AT&T stock, a multiple of 39 times his base salary, well exceeding his 6X requirement. In addition, Mr. Stephenson also holds 822,169 shares of vested Restricted Stock Units, which are still subject to a retention period, making his total vested shares a multiple of 58 times his base pay.

Retention of Awards

Executive Officers are required to hold shares equivalent, in aggregate, to 25% of the AT&T shares they receive (after taxes and exercise costs) from an incentive, equity, or option award granted to them after January 1, 2012, until they leave the Company.

Hedging Policy

Executive officers are prohibited from hedging their AT&T stock and awards. The prohibition will continue to apply to stock issued from Company awards until they leave the Company.

Limit on Deductibility of Certain Compensation

Federal income tax law prohibits publicly held companies, such as AT&T, from deducting certain compensation paid to an NEO that exceeds $1 million during the tax year. To the extent that compensation is based upon the attainment of performance goals set by the Committee pursuant to plans approved by the stockholders, the compensation is not included in the limit. The Committee intends, to the extent feasible and where it believes it is in the best interests of AT&T and its stockholders, to attempt to qualify executive compensation as tax deductible where it does not adversely affect the Committee’s development and execution of effective compensation plans. For example, to enable short- and long-term compensation to be deductible, the Committee strives to make these awards under stockholder-approved incentive plans.

Similarly, gains on stock option exercises may be deductible if granted under a stockholder-approved plan since they are tied to the performance of the Company’s stock price. Salaries and other compensation that are not tied to performance are not deductible to the extent they exceed the $1 million limit.

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Compensation Discussion and Analysis

Employment Contracts and Change in Control Severance Plan

We have an employment contract with Mr. Stankey. Mr. de la Vega retired on December 31, 2016, and in connection with his retirement we entered into an agreement with him. Both agreements are described on page 76.

Our Executive Officers are eligible to participate in the Change in Control Severance Plan, which is more fully described on page 83. We believe this type of plan is necessary to ensure that participants receive certain double-trigger benefits in the event of a (1) change in control and (2) subsequent termination of employment, so the participating officers may focus on their duties during an acquisition. The plan is not intended to replace other compensation elements.

Role of the Compensation Consultant

The Committee is authorized by its charter to employ independent compensation consultants and other advisors. The Committee selected Total Rewards Strategies to serve as its independent consultant from January to April of 2016 and then chose Frederic W. Cook & Co., Inc. (“FW Cook”) to serve as its independent consultant beginning in May of 2016. The consultant reports directly to the Committee. Total Rewards Strategies provides no other services to AT&T; FW Cook advises the Corporate Governance and Nominating Committee on director compensation.

The Committee reviewed the following six independence factors, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, when evaluating the consultant’s independence:

•	Other services provided to AT&T

•	Percentage of the consultant’s revenues paid by AT&T

•	Consultant’s policies to prevent conflicts of interest

•	Other relationships with compensation committee members

•	AT&T stock owned by the consultant

•	Other relationships with Executive Officers

Based on its evaluation of the consultant and the six factors listed above, the Committee has determined that the consultants met the criteria for independence.

The consultant’s duties include:

•	Attends all Committee meetings;

•	Regularly updates the Committee on market trends, changing practices, and legislation pertaining to executive compensation and benefits;

•	Reviews the Company’s executive compensation strategy and program to ensure appropriateness and market-competitiveness;

•	Makes recommendations on the design of the compensation program and the balance of pay-for-performance elements;

•	Reviews market data and makes recommendations for establishing the market rates for jobs held by senior leaders;

•	Analyzes compensation from other companies’ proxy and financial statements for the Committee’s review when making compensation decisions;

•	Assists the Committee in making pay determinations for the Chief Executive Officer; and

•	Advises the Committee on the appropriate comparator groups for compensation and benefits as well as the appropriate peer group against which to measure long-term performance.

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Executive Compensation Tables

Executive Compensation Tables

The table below contains information concerning the compensation provided to the Chief Executive Officer, the Chief Financial Officer, and the three other most highly compensated executive officers of AT&T (the Named Executive Officers). Compensation information is provided for the years each person in the table was a Named Executive Officer since 2014.

Summary Compensation Table

Name and Principal Position	Year	Salary (1) ($)	Bonus ($)	Stock Awards (2) ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation (1) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3) ($)	All Other Compen- sation (4) ($)	Total ($)
R. Stephenson Chairman, CEO and President	2016	1,791,667	0	16,063,344	0	5,700,000	3,474,304	1,404,401	28,433,716
	2015	1,741,667	0	14,623,014	0	5,500,000	2,728,138	553,095	25,145,914
	2014	1,691,667	0	14,248,893	0	4,350,000	3,206,277	487,478	23,984,315
J. Stephens Sr. Exec. Vice Pres. and CFO	2016	870,833	0	5,337,167	0	1,840,000	2,942,086	591,854	11,581,940
	2015	837,500	0	4,659,568	0	2,100,000	1,565,671	435,942	9,598,681
	2014	765,833	0	4,294,312	0	1,425,000	3,733,775	492,177	10,711,097
R. de la Vega Vice Chairman, AT&T Inc. and CEO, AT&T Business Solutions and AT&T International, LLC	2016	965,833	0	5,699,856	0	1,920,000	1,467,079	1,976,762	12,029,530
	2015	940,000	0	5,279,175	0	2,100,000	1,334,308	433,219	10,086,702
	2014	911,667	0	7,099,287	0	1,425,000	178,814	459,479	10,074,247

J. Donovan Chief Strategy Officer and Group President AT&T Technology & Operations	2016	858,833	0	4,352,640	0	1,650,000	2,388,147	259,190	9,508,310
	2015	808,333	0	4,871,764	0	2,000,000	1,817,204	241,105	9,738,406
J. Stankey CEO AT&T Entertainment Group	2016	965,833	0	5,881,237	0	1,930,000	3,730,962	257,263	12,765,295
	2015	941,667	0	5,279,175	0	2,100,000	1,501,718	218,250	10,040,810
	2014	920,000	0	5,085,374	0	1,665,000	2,301,109	218,680	10,190,163

Note 1.

Each of the Named Executive Officers deferred portions of their 2016 salary and/or non-equity incentive awards into the Stock Purchase and Deferral Plan to make monthly purchases of Company stock in the form of stock units based on the price of the underlying AT&T stock as follows: Mr. Stephenson—$5,951,875, Mr. Stephens—$2,008,938, Mr. de la Vega—$2,113,438, Mr. Donovan—$257,000, Mr. Stankey—$57,888. Each unit that the employee purchases is paid out in the form of a share of AT&T stock at the time elected by the employee, along with applicable matching shares. The value of the matching contributions made during the relevant year is included under “All Other Compensation.” A description of the Stock Purchase and Deferral Plan may be found beginning on page 81.

Note 2.

Amounts in the Stock Awards column represent the grant date values of performance shares, restricted stock, and restricted stock units granted in 2016. The grant date values were determined pursuant to FASB ASC Topic 718. Assumptions used for determining the value of the stock awards reported in these columns are set forth in the relevant AT&T Annual Report to Stockholders in Note 13 to Consolidated Financial Statements, “Share-Based Payments.” The grant date values of performance shares (which approximate 107% of the target awards) included in the table for 2016 were: Mr. Stephenson—$8,313,327, Mr. Stephens—$2,762,165, Mr. de la Vega—$2,949,869, Mr. Donovan—$2,252,639, and Mr. Stankey—$3,043,740. The number of performance shares distributed at the end of the performance period is dependent upon the achievement of performance goals. Depending upon such achievement, the poten-

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Executive Compensation Tables

tial payouts range from 0% of the target number of performance shares to a maximum payout of 162.5% of the target number of performance shares. The value of the awards (performance shares, restricted stock, and restricted stock units) will be further affected by the price of AT&T stock at the time of distribution.

Note 3.

Under this column, we report earnings on deferrals of salary and incentive awards to the extent the earnings exceed a market rate specified by SEC rules. For the Named Executive Officers, these amounts are as follows for 2016: Mr. Stephenson—$321,364, Mr. Stephens—$0, Mr. de la Vega—$274,029, Mr. Donovan—$56,239, and Mr. Stankey—$3,100. Other amounts reported under this heading represent an increase, if any, in pension actuarial value during the reporting period.

Note 4.

This column includes personal benefits, Company-paid life insurance premiums, Company matching contributions to deferral plans, and tax reimbursements made in connection with travel (Mr. Stankey) or with the relocation plan (Mr. de la Vega). AT&T does not provide tax reimbursements to executive officers except for state and local income taxes resulting from travel outside of Texas or under the Company’s relocation plan. In valuing personal benefits, AT&T uses the incremental cost to the Company of the benefit. To determine the incremental cost of aircraft usage, we multiply the number of hours of personal flight usage (including “deadhead” flights) by the hourly cost of fuel (Company average) and the hourly cost of maintenance (where such cost is based on hours of use), and we add per flight fees such as landing, ramp and hangar fees, catering, and crew travel costs. Beginning with travel in 2013, Mr. Stephenson reimburses the Company for the incremental cost of his personal use of Company aircraft.

The aggregate incremental cost of personal benefits in 2016 provided to the Named Executive Officers was: Mr. Stephenson—$87,493, Mr. Stephens—$69,926, Mr. de la Vega—$1,120,949, Mr. Donovan—$90,880, and Mr. Stankey—$91,959. Included in the above personal benefits amounts are (1) financial counseling, including tax preparation and estate planning: Mr. Stephenson—$14,000, Mr. Stephens—$11,500, Mr. de la Vega—$14,000, Mr. Donovan—$20,153 and

Mr. Stankey—$14,161; (2) auto benefits: Mr. Stephenson—$27,234, Mr. Stephens—$15,804, Mr. de la Vega—$15,443, Mr. Donovan—$16,414 and Mr. Stankey—$13,783; (3) personal use of Company aircraft: Mr. Stephenson—$0, Mr. Stephens—$17,254, Mr. de la Vega—$279,138, Mr. Donovan—$30,094, and Mr. Stankey—$34,480; (4) supplemental health insurance premiums: for each of Messrs. Stephenson and de la Vega—$22,020, and for each of Messrs. Stephens, Donovan, and Stankey—$21,072; (5) club memberships: Mr. Stephenson—$2,838, for each of Messrs. Stephens, de la Vega and Donovan—$0, and Mr. Stankey—$2,793; (6) communications: Mr. Stephenson—$10,016, Mr. Stephens—$3,452, Mr. de la Vega—$28,149, Mr. Donovan—$2,803, and Mr. Stankey—$4,168; (7) home security: Mr. Stephenson—$11,385, Mr. Stephens—$844, Mr. de la Vega—$838, Mr. Donovan—$344, and Mr. Stankey—$1,502; and (8), for Mr. de la Vega only, relocation—$761,361. Mr. de la Vega’s relocation expenses were paid under the AT&T Management Relocation Plan A, which is generally available to management employees making a company-initiated move. The relocation expenses included moving and miscellaneous expenses of $271,361; a bonus of $15,000 to Mr. de la Vega for finding a buyer for his house; and $475,000 to offset losses incurred by Mr. de la Vega in the sale of his home. Under the terms of the plan, in order to facilitate the sale of the home, once Mr. de la Vega entered into the sales contract, the sales contract was assigned and the home transferred to AT&T in exchange for the sales price, and AT&T subsequently completed the sale to the ultimate buyer.

Other items included in All Other Compensation:

Company-paid premiums on supplemental life insurance in 2016 were: Mr. Stephenson—$78,976, Mr. Stephens—$79,990, Mr. de la Vega—$0, Mr. Donovan—$76,082, Mr. Stankey—$88,691.

The Company provides a matching contribution in the 401(k) plan and certain “makeup” matching contributions in the Stock Purchase and Deferral Plan, the latter plan is discussed in detail beginning on page 81. Total matching contributions in 2016 were: Mr. Stephenson—$1,237,932, Mr. Stephens—$441,938, Mr. de la Vega—$468,198, Mr. Donovan—$92,228, Mr. Stankey—$57,888.

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Executive Compensation Tables

Under an agreement with Mr. Stankey described on page 76, the Company reimbursed Mr. Stankey $18,725 in 2016 for state and local income taxes that he incurred while on business travel outside of Texas, as well as for taxes on the reimbursements. Pursuant to

AT&T Management Relocation Plan A, the Company reimbursed Mr. de la Vega $387,615 in 2016 for taxes incurred on the payment of his relocation expenses as well as for taxes on the reimbursements.

Grants of Plan-Based Awards

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (2) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Stephenson	1/28/2016	0	5,700,000	11,400,000	111,244	218,126	354,455	218,126			16,063,344
Stephens	1/28/2016	0	1,840,000	3,680,000	36,962	72,474	117,770	72,474			5,337,167
de la Vega	1/28/2016	0	1,920,000	3,840,000	39,473	77,399	125,733	77,399			5,699,856
Donovan	1/28/2016	0	1,650,000	3,300,000	30,144	59,105	96,046	59,105			4,352,640
Stankey	1/28/2016	0	1,930,000	3,860,000	40,730	79,862	129,776	79,862			5,881,237

Note 1.

Represents performance share awards, discussed beginning on page 63.

Note 2.

Represents restricted stock unit grants, discussed beginning on page 64. The 2016 units are scheduled to vest and distribute in January 2020. Units will also vest upon an employee becoming retirement eligible; however, they are not distributed until the scheduled distribution date. All of the Named Executive Officers were retirement eligible as of the grant date.

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Executive Compensation Tables

Outstanding Equity Awards at December 31, 2016

	Option Awards (1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexer- cisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)	Equity Incentive Plans Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (#)	Equity Incentive Plans Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($)
Stephenson	230,102	—	36.17	6/16/18
	30,472	—	23.22	2/17/19
	14,627	—	24.63	6/15/19
	20,664	—	25.32	2/16/20
	379,336	—	25.54	6/15/20
	29,345	—	28.24	2/15/21
2016-2018 Perf. Shares					—	—	354,455	15,074,971
2015-2017 Perf. Shares					—	—	363,604	15,464,078
Stephens	16,241	—	36.17	6/16/18
	6,656	—	23.22	2/17/19
	16,973	—	24.63	6/15/19
	8,454	—	25.32	2/16/20
	38,069	—	25.54	6/15/20
	9,730	—	28.24	2/15/21
	39,919	—	30.35	6/15/21
	2,373	—	29.87	2/15/22
2016-2018 Perf. Shares					—	—	117,770	5,008,758
2015-2017 Perf. Shares					—	—	115,861	4,927,568
de la Vega	12,397	—	24.63	6/15/19
	6,251	—	25.32	2/16/20
	22,160	—	25.54	6/15/20
	6,838	—	28.24	2/15/21
	17,971	—	30.35	6/15/21
	1,068	—	29.87	2/15/22
2016-2018 Perf. Shares					—	—	125,773	5,349,126
2015-2017 Perf. Shares					—	—	131,268	5,582,828
Donovan
2016-2018 Perf. Shares					—	—	96,046	4,084,836
2015-2017 Perf. Shares					—	—	96,140	4,088,834
2014 Restricted Stock					56,673	2,410,303	—	—
2015 Restricted Stock					29,542	1,256,421	—	—
Stankey	1,234	—	37.88	2/15/18
	1,073	—	36.17	6/16/18
	2,073	—	23.22	2/17/19
	1,675	—	24.63	6/15/19
	2,366	—	25.32	2/16/20
	1,658	—	25.54	6/15/20
	2,326	—	28.24	2/15/21
2016-2018 Perf. Shares					—	—	129,776	5,519,373
2015-2017 Perf. Shares					—	—	131,268	5,582,828

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Executive Compensation Tables

Note 1.

Stock options were granted based upon the amount of stock purchased by mid-level and above managers under the Stock Purchase and Deferral Plan, described beginning on page 81. Stock options are not currently offered under the plan. Options were vested at issuance but were not exercisable until the earlier of the first anniversary of the grant or the termination of employment of the option holder. Options expire ten years after the grant date; however, option terms may be shortened due to termination of employment of the holder.

Note 2.

Mr. Donovan’s 2014 and 2015 restricted stock grants vest in 2019 and 2020, respectively.

Note 3.

Performance shares are paid after the end of the performance period shown for each award. The actual number of shares paid out is dependent upon the achievement of the related performance objectives and approval of the Committee. In this column, we report the number of outstanding performance shares and their theoretical value based on the price of AT&T stock on December 31, 2016. In calculating the number of performance shares and their value, we are required by SEC rules to compare the Company’s performance through 2016 under each outstanding performance share grant against the threshold, target, and maximum performance levels for the grant and report in this column the applicable potential payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. For example, if the previous fiscal year’s performance exceeded target, even if it is by a small amount and even if it is highly unlikely that we will pay the maximum amount, we are required by SEC rules to report the awards using the maximum potential payouts. The performance measure for 75% of the shares in each grant is ROIC, and for the remaining 25%, the performance measure is TSR. As of the end of 2016, the ROIC and TSR achievements for both the 2015 and 2016 grants were above target level, requiring both the ROIC and TSR portions of these grants to be reported at their maximum award values.

Option Exercises and Stock Vested During 2016

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Stephenson	128,586	445,288	448,560	17,375,264
Stephens	21,963	82,470	141,922	5,475,845
de la Vega	0	0	217,611	8,590,996
Donovan	4,406	75,010	109,165	4,190,989
Stankey	2,131	10,691	162,103	6,272,710

Note 1.

Included in the above amounts are restricted stock unit grants that vested in 2016 but are not yet distributable. These units vest at the earlier of the scheduled vesting date or upon the employee becoming retirement eligible. If the units vest because of retirement eligibility, they will still not be distributed until the scheduled vesting date. Each of the Named

Executive Officers received restricted stock units in 2016 that vested at grant because of their retirement eligibility but will not be distributed until 2020 as follows: Mr. Stephenson—218,126, Mr. Stephens—72,474, Mr. de la Vega—77,399, Mr. Donovan—59,105, and Mr. Stankey—79,862.

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Executive Compensation Tables

Pension Benefits (Estimated for December 31, 2016)

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits (1) ($)	Payments During Last Fiscal Year ($)
Stephenson	Pension Benefit Plan—Nonbargained Program	34	1,554,723	0
	Pension Benefit Make Up Plan	15	6,838	0
	SRIP	22	2,528,702	0
	SERP	30	49,940,953	0
Stephens	Pension Benefit Plan—Nonbargained Program	24	1,223,246	0
	Pension Benefit Make Up Plan	8	55,140	0
	SRIP	12	372,503	0
	SERP	24	15,774,751	0
de la Vega	Pension Benefit Plan—Mobility Program	13	197,837	0
	BellSouth SERP	36	15,414,454	0
	SERP	40	9,342,727	0
Donovan	Pension Benefit Plan—MCB Program	7	140,827	0
	SERP	8	11,378,322	0
Stankey	Pension Benefit Plan—Nonbargained Program	31	1,480,255	0
	SRIP	19	457,607	0
	SERP	31	27,296,027	0

Note 1.

Pension benefits reflected in the above table were determined using the methodology and material assumptions set forth in the 2016 AT&T Annual Report to Stockholders in Note 12 to Consolidated Financial Statements, “Pension and Postretirement Benefits,” except that, as required by SEC regulations, the assumed retirement age is the specified normal retirement age in the plan unless the plan provides a younger age at which benefits may be received without a discount based on age, in which case the younger age is used. For the Nonbargained Program under the Pension Benefit Plan and the Pension Benefit Make Up Plan, the assumed retirement age is the date a participant is at least age 55 and meets the “modified rule of 75,” which requires certain combinations of age and service that total at least 75. For the Mobility Program and the Management Cash Balance Program under the Pension Benefit Plan, the assumed retirement age for the cash balance formula is age 65. For the AT&T SRIP/SERP, the assumed retirement age is the earlier of the date the participant reaches age 60 or has 30 years of service (the age at which an employee may retire without discounts for age). For the BellSouth SERP, the assumed retirement age is the date the participant reaches age 62. If a participant has already surpassed the earlier of these dates, then the assumed retirement age used for purposes of this table is determined as of December 31, 2016.

For each of the Named Executive Officers, SRIP/SERP benefits in the table have been reduced for benefits available under the qualified plans and by a specified amount that approximates benefits available under other nonqualified plans included in the table. Mr. de la Vega’s SERP benefit was also reduced for distribution from the Southeast Program of the Pension Benefit Plan when he transferred to AT&T Mobility in 2003 (then known as Cingular) and began accruing benefits under what is now the Mobility Program. Mr. de la Vega’s BellSouth SERP has been frozen in the form of a fixed lump sum benefit.

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Executive Compensation Tables

Employment Contracts

There are no employment agreements with any of the Named Executive Officers, except for the following:

Rafael de la Vega

Mr. de la Vega retired on December 31, 2016. In connection with his retirement, Mr. de la Vega and the Company entered in to an agreement on December 15, 2016 pursuant to which the Human Resources Committee of the Board of Directors approved the removal of the automatic proration at retirement for Mr. de la Vega’s outstanding grants of performance shares and waived the requirement that Mr. de la Vega repay benefits he received in connection with his February 1, 2016 job relocation because he left the company within one year of the move. Mr. de la Vega agreed to not compete with the company and not solicit the Company’s employees, customers, or vendors for 24 months, and to maintain the confidentiality of AT&T’s trade secrets and other confidential information and to other terms customary for such agreements.

John Stankey

Following the acquisition of DIRECTV, AT&T has entered into an agreement with Mr. Stankey, whose responsibilities include the oversight of DIRECTV operations. The Company agreed to reimburse him for state and local income taxes that he incurs while on business travel outside of Texas (Texas is his primary work location and residence) as well as the income taxes owed on the reimbursement of such state and local income taxes. Amounts reimbursed will be reported annually in the Summary Compensation Table under All Other Compensation.

Qualified Pension Plan

We offer post-retirement benefits, in various forms, to nearly all our managers. The AT&T Pension Benefit Plan, a “qualified pension plan” under the Internal Revenue Code, covers nearly all of our employees hired before 2015, including each of the Named Executive Officers. The applicable benefit accrual formula depends on the subsidiaries that have employed the participant.

Nonbargained Program

Each of the Named Executive Officers, except for Mr. de la Vega and Mr. Donovan, is covered by the Nonbargained Program of the AT&T Pension Benefit Plan, which is offered to most of our pre-2007 management employees. Participants in the Nonbargained Program receive the greater of the benefit determined under the Career Average Minimum (CAM) formula or the cash balance formula, each of which is described below. Eligible managers employed by AT&T Corp. or BellSouth prior to January 1, 2007, or AT&T Mobility prior to January 1, 2006, are covered by cash balance formulas determined under their legacy pension programs, and after those dates, by an age graded cash balance formula under the Management Cash Balance Program of the AT&T Pension Benefit Plan. Generally, managers hired or rehired on or after January 1, 2015, are not eligible for a pension under the plan but are eligible for an enhanced company match in the 401(k) plan.

CAM Formula

Each of the Named Executive Officers, except for Mr. de la Vega and Mr. Donovan, are covered by the CAM formula. The CAM formula provides an annual benefit equal to 1.6% of the participant’s average pension-eligible compensation (generally, base pay, commissions, and annual bonuses, but not officer bonuses paid to individuals promoted to officer level before January 1, 2009) for the five years ended December 31, 1999, multiplied by the number of years of service through the end of the December 31, 1999, averaging period, plus 1.6% of the participant’s pension-eligible compensation thereafter. Employees who meet the “modified rule of 75” and are at least age 55 are eligible to retire without age or service discounts. The “modified rule of 75” establishes retirement eligibility when certain combinations of age and service total at least 75.

Cash Balance Formula

The cash balance formula was frozen, except for interest credits, on January 14, 2005. The cash balance formula provided an accrual equal to 5% of pension-eligible compensation plus monthly interest credits on the participant’s cash balance account. The interest rate is reset quarterly and is equal to the published average annual yield for the 30-year Treasury Bond as of the middle month of the preceding quarter. The plan permits participants to take the benefit in various

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actuarially equivalent forms, including a regular annuity or, to a limited extent, a lump sum calculated as the present value of the annuity.

Mobility Program

Mr. de la Vega is covered by the Mobility Program, which is also part of the tax-qualified AT&T Pension Benefit Plan. This program covers employees of AT&T Mobility that were hired prior to 2006. The Mobility Program is the qualified pension plan previously offered by AT&T Mobility that was merged into the AT&T Pension Benefit Plan. Participants in the Mobility Program are generally entitled to receive a cash balance benefit equal to the monthly basic benefit credits of 5% of the participant’s pension-eligible compensation (generally, base pay, commissions, and group incentive awards, but not individual awards) plus monthly interest credits on the participant’s cash balance account. The interest rate for cash balance credits is reset quarterly and is equal to the published average annual yield for the 30-year Treasury Bond as of the middle month of the preceding quarter. The plan permits participants to take the benefit in various actuarially equivalent forms, including an annuity or a lump sum calculated as the greater of the cash balance account balance, or the present value of the grandfathered pension benefit annuity.

Management Cash Balance Program

Mr. Donovan is covered by the Management Cash Balance (MCB) Program of the AT&T Pension Benefit Plan, which is offered to our management employees hired on or after January 1, 2007 (January 1, 2006 for AT&T Mobility). This program was closed to new hires or rehires on or after January 1, 2015. After completing one year of service, participants in the MCB Program are entitled to receive a cash balance benefit equal to the monthly credit of an age graded basic credit formula ranging from 1.75% to 4% of the participant’s pension-eligible compensation and a 2% supplemental credit for eligible compensation in excess of Social Security Wage Base plus monthly interest credit at an effective annual rate of 4.5% to the participant’s cash balance account. This program permits participants to take the benefit in various actuarially equivalent forms, including an annuity or a lump sum.

Nonqualified Pension Plans

To the extent the Internal Revenue Code places limits on the amounts that may be earned under a qualified pension plan, managers instead receive these amounts under the nonqualified Pension Benefit Make Up Plan but only for periods prior to the person becoming a participant in the SRIP/SERP, described below. The Pension Benefit Make Up Plan benefit is paid in the form of a 10-year annuity or in a lump sum if the present value of the annuity is less than $50,000.

In addition, we offer our executive officers and other officers (who became officers prior to 2005) supplemental retirement benefits under the Supplemental Retirement Income Plan (SRIP) and, for those serving as officers between 2005-2008, its successor, the 2005 Supplemental Employee Retirement Plan (SERP), as additional retention tools. As a result of changes in the tax laws, beginning December 31, 2004, participants ceased accruing benefits under the SRIP, the original supplemental plan. After December 31, 2004, benefits are earned under the SERP. Participants make separate distribution elections (annuity or lump sum) for benefits earned and vested before 2005 (under the

SRIP) and for benefits accrued during and after 2005 (under the SERP). Elections for the portion of the pension that accrued in and after 2005, however, must have been made when the officer first participated in the SERP. Vesting in the SERP requires five years of service (including four years of participation in the SERP). Each of the Named Executive Officers is vested in the SERP. Regardless of the payment form, no benefits under the SERP are payable until six months after termination of employment. An officer’s benefits under these nonqualified pension plans are reduced by: (1) benefits due under qualified AT&T pension plans and (2) a specific amount that approximates the value of the officer’s benefit under other nonqualified pension plans, determined generally as of December 31, 2008. These supplemental benefits are neither funded by nor are a part of the qualified pension plan.

Each of the Named Executive Officers is eligible to receive these benefits. However, the Committee has determined to no longer allow new officers to participate in the SERP, but may do so if it deems it necessary to attract or retain key talent or for other appropriate business reasons.

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Calculation of Benefit

Under the SRIP/SERP, the target annual retirement benefit is stated as a percentage of a participant’s annual salary and annual incentive bonus averaged over a specified period described below. The percentage is increased by 0.715% for each year of actual service in excess of, or decreased by 1.43% (0.715% for mid-career hires) for each year of actual service below, 30 years of service. In the event the participant retires before reaching age 60, a discount of 0.5% for each month remaining until the participant attains age 60 is applied to reduce the amount payable under this plan, except for officers who have 30 years or more of service at the time of retirement. Of the Named Executive Officers currently employed by the Company, only Mr. Stephenson and Mr. Stankey are eligible to retire without either an age or service discount under this plan. In addition, Mr. de la Vega retired on December 31, 2016 without an age or service discount. These benefits are also reduced by any amounts participants receive under AT&T qualified pension plans and by a frozen, specific amount that approximates the amount they receive under our other nonqualified pension plans, calculated as if the benefits under these plans were paid in the form of an immediate annuity for life.

For all but Mr. Stephenson and Mr. de la Vega, (see below), the salary and bonus used to determine their SRIP/SERP amount is the average of the participant’s salary and actual annual incentive bonuses earned during the 36-consecutive-month period that results in the highest average earnings that occurs during the 120 months preceding retirement. In some cases, the Committee may require the use of the target bonus, or a portion of the actual or target bonus, if it believes the actual bonus is not appropriate. The target annual retirement percentage for the Chief Executive Officer is 60%, and for other Named Executive Officers the target percentage ranges from 50% to 60%. Beginning in 2006, the target percentage was limited to 50% for all new participants (see note above on limiting new participants after 2008). If a benefit payment under the plan is delayed by the Company to comply with Federal tax rules, the delayed amounts will earn interest at the rate the Company uses to accrue the present value of the liability, and the interest will be included in the appropriate column(s) in the “Pension Benefits” table.

Mr. Stephenson’s Benefit

Mr. Stephenson’s SERP benefit was modified in 2010. For purposes of calculating his SERP benefit, the Company froze his compensation as of June 30, 2010. He stopped accruing age and service credits as of December 31, 2012, at which time his benefit was determined as a lump sum amount, which thereafter earns interest. The discount rate for calculating the lump sum as well as the interest crediting rate is 5.8%.

Mr. de la Vega’s Benefit

In 2008, participants in the SERP nonqualified pension plan made elections to take their distributions either as an annuity or as a lump sum. In 2014, the Company permitted certain officers who had elected the lump sum option to freeze their benefit as if they had retired at the end of 2014. In exchange, the electing officers gave up credits under the plan for all future compensation, service, and if applicable, age. The frozen benefit will earn a fixed rate of interest equal to 4.3% which represents the discount rate used to determine lump sum benefits for participants who retired in 2014. This change will, for the electing officers, eliminate the impact of fluctuations in the interest rate used to calculate the value of their lump sum benefit. Of the Named Executive Officers, Mr. de la Vega elected this option, effective December 30, 2014.

While Mr. de la Vega participates in the AT&T SERP, he is also a participant in the BellSouth SERP, which acts as an offset to his AT&T SERP benefit. Because his BellSouth SERP benefit will never exceed the AT&T SERP benefit, his total benefit is determined using the AT&T SERP calculation. Mr. de la Vega’s SERP benefit was also reduced for distribution from the Southeast Program of the AT&T Pension Benefit Plan when he transferred to AT&T Mobility in 2003 (then known as Cingular) and began accruing benefits under what is now the Mobility Program.

In addition, the BellSouth SERP also provides a lump sum death benefit payable to the participant’s beneficiaries equal to his annual base pay rate as of December 31, 2005, plus two times his standard target bonus as of December 31, 2005. As a result, Mr. de la Vega’s death benefit will be paid in the amount of $1.86 million.

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Forms of Payment

Annuity

Participants may receive benefits as an annuity payable for the greater of the life of the participant or ten years. If the participant dies within ten years after leaving the Company, then payments for the balance of the ten years will be paid to the participant’s beneficiary. Alternatively, the participant may elect to have the annuity payable for life with 100% or 50% payable upon his or her death to his or her beneficiary for the beneficiary’s life. The amounts paid under each alternative (and the lump sum alternative described below) are actuarially equivalent. As noted above, separate distribution elections are made for pre-2005 benefits and 2005 and later benefits.

Lump Sum

Participants may elect that upon retirement at age 55 or later to receive the actuarially determined net present value of the benefit as a lump sum, rather than in the form of an annuity. To determine the net present value, we use the discount rate used for determining the projected benefit obligation at December 31 of the second calendar year prior to the year of retirement. Participants may also elect to take all or part of the net present value over a fixed period of years elected by the participant, not to exceed 20 years, earning interest at the same discount rate. A participant is not permitted to receive more than 30% of the net present value of the benefit before the third anniversary of the termination of employment, unless he or she is at least 60 years old at termination, in which case the participant may receive 100% of the net present value of the benefit as early as six months after the termination of employment. Eligible participants electing to receive more than 30% of the net present value of the benefit within 36 months of their termination must enter into a written noncompetition agreement with us and agree to forfeit and repay the lump sum if they breach that agreement.

Other Post-Retirement Benefits

Named Executive Officers who retire after age 55 with at least five years of service or who are retirement eligible under the “modified rule of 75” continue to receive the benefits shown in the following table after retirement, except that only Mr. Stephenson is entitled to receive supplemental health benefits after retirement. Benefits that are available generally to managers are omitted from the table. Mr. de la Vega retired on December 31, 2016 and all other Named Executive Officers are currently retirement eligible.

Financial counseling benefits will be made available to the executive officers for 36 months following retirement. We do not reimburse taxes on personal benefits for executive officers, other than certain non-deductible relocation costs, which along with the tax reimbursement, we make available to nearly all management employees. The supplemental health benefit is in addition to the group health plan and is provided to Mr. Stephenson for life based on eligibility provisions that existed before he became CEO. During their employment, officers are subject to an annual deductible on health benefits, co-insurance, and a portion of the premium. Officers who are eligible to receive the supplemental benefit in retirement have no annual deductible or co-insurance, but they must pay larger premiums. In addition, we also provide communications, broadband/TV and related services and products; however, to the extent the service is provided by AT&T, it is typically provided at little or no incremental cost. These benefits are subject to amendment.

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Other Post-Retirement Benefits

Personal Benefit	Estimated Amount (valued at our incremental cost)
Financial counseling	Maximum of $14,000 per year for 36 months
Financial counseling provided in connection with retirement	Up to $20,000 total
Estate planning	Up to $10,000 per year for 36 months
Communication benefits	Average of $3,110 annually
Supplemental health insurance premiums (Mr. Stephenson only)	Approximately $12,432 annually, which is in addition to required contributions from the employee

In the event of the officer’s termination of employment due to death, the officer’s unvested restricted stock units and restricted stock, if any, will vest, and outstanding performance shares will pay out at 100% of target. As a result, if a Named Executive Officer had died at the end of 2016, the amounts of performance shares, restricted stock units, and/or restricted stock, as applicable, that would have vested and been distributed are: Mr. Stephenson—$18,793,241, Mr. Stephens—$6,114,666, Mr. de la Vega—$6,727,353, Mr. Donovan—$8,696,662, and Mr. Stankey—$6,832,104.

In the event of termination of employment due to disability, unvested restricted stock units and restricted stock, if any, will vest; however, restricted stock units will not pay out until their scheduled vesting times. As a result, if such an event had occurred to a Named Executive Officer at the end of 2016, only Mr. Donovan’s restricted stock would have vested ($3,666,724). Conversely, performance shares will not be accelerated in the event of a termination due to disability but will be paid solely based on the achievement of the pre-determined performance goals.

We pay recoverable premiums on split-dollar life insurance that provides a specified death benefit to beneficiaries of each Named Executive Officer. The benefit is equal to one times salary during his or her employment, except for the Chief Executive Officer who receives two times salary. After retirement, for officers who first participated beginning in 1998, the death benefit remains one times salary until he or she reaches age 66; the benefit is then reduced by 10% each year until age 70, when the benefit becomes one-half of his or her final salary. For officers who participated prior to 1998, including Messrs. Stephenson and Stephens, the post-retirement death benefit is one times salary. In addition, managers who were officers prior to 1998 are entitled to additional one times salary death benefit while employed and during retirement.

In addition to the foregoing, Mr. Stephenson, Mr. Stephens, Mr. Donovan, and Mr. Stankey purchased optional additional split-dollar life insurance coverage equal to two times salary, which is subsidized by the Company. If the policies are not fully funded upon the retirement of the officer, we continue to pay our portion of the premiums until they are fully funded.

Mr. Stephens elected to take his death benefits in the form of a ten-year Company-paid annuity payable after death, using an 11% discount rate based on 185% of the value of the death benefits. The increase in the value of the death benefits is to offset the income taxes that will result from the Company-paid benefit that would not be applicable in the case of insurance payments. This alternative payment method was available only to officers who elected the annuity before 1998. If Mr. Stephens had passed away at the end of 2016, his annual death benefit for ten years would have been $1,084,704.

Basic death benefits payable to Mr. de la Vega under the AT&T plan are reduced by $900,000, which represents the sum of death benefits provided by (1) a BellSouth policy with a face amount of $400,000 that was transferred to Mr. de la Vega in 2007, and (2) two BellSouth policies with a combined face amount of $500,000 owned by Mr. de la Vega. Under the latter policies, the Company and Mr. de la Vega shared the payment of premiums (the final payments were made in 2013), and the policies provide either a death benefit to Mr. de la Vega’s beneficiary(ies) or an accumulated cash value available to Mr. de la Vega. The Company does not recover any of its premium payments under Mr. de la Vega’s policies.

We also provide death benefits in connection with Mr. de la Vega’s BellSouth SERP (described on page 78).

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Nonqualified Deferred Compensation

Name	Plan (1)	Executive Contributions in Last FY (2) ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY (2)(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (2) ($)
Stephenson	Stock Purchase and Deferral Plan	5,761,875	1,225,555	3,164,982	807,889	16,084,514
	Cash Deferral Plan	894,792	—	997,498	—	22,804,000
Stephens	Stock Purchase and Deferral Plan	2,255,938	429,218	798,455	2,263,995	3,489,042
de la Vega	Stock Purchase and Deferral Plan	2,109,438	458,936	3,000,338	—	14,075,320
	Cash Deferral Plan	482,396	—	266,565	93,922	6,196,398
	BellSouth Nonqualified Deferred Income Plan	—	—	65,662	33,685	445,886
	AT&T Mobility Cash Deferral Plan	—	—	35,489	—	808,677
	AT&T Mobility 2005 Cash Deferral Plan	—	—	459,176	—	10,463,018
Donovan	Stock Purchase and Deferral Plan	257,000	79,800	70,086	365,226	368,208
	Cash Deferral Plan	1,200,000	—	174,890	331,890	4,029,442
Stankey	Stock Purchase and Deferral Plan	57,888	45,168	470,490	264,501	1,997,154
	Cash Deferral Plan	—	—	9,632	—	215,905

Note 1.

Amounts attributed to the Stock Purchase and Deferral Plan or to the Cash Deferral Plan also include amounts from their predecessor plans. No further contributions are permitted under the predecessor plans.

Note 2.

Of the amounts reported in the contributions and earnings columns and also included in the aggregate balance column in the table above, the following amounts are reported as compensation for 2016 in the “Summary Compensation Table”: Mr. Stephenson—$2,978,586, Mr. Stephens—$690,156, Mr. de la Vega—$1,504,799, Mr. Donovan—$393,129, and

Mr. Stankey—$106,156. Of the amounts reported in the aggregate balance column, the following aggregate amounts were previously reported in the “Summary Compensation Table” for 2015 and 2014, combined: Mr. Stephenson—$10,548,360, Mr. Stephens—$3,348,750, Mr. de la Vega—$5,743,951, Mr. Donovan—$1,224,505, and Mr. Stankey—$3,848.

Note 3.

Aggregate Earnings include interest, dividend equivalents, and stock price appreciation/depreciation. The “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the “Summary Compensation Table” includes only the interest that exceeds the SEC market rate, as shown in footnote 3 to the “Summary Compensation Table”.

Stock Purchase and Deferral Plan (SPDP)

Under the SPDP and its predecessor plan, mid-level managers and above may annually elect to defer up to 30% of their salary and annual bonus. Officers, including the Named Executive Officers, may defer up to 95% of their short-term award, which is similar to, and paid in lieu of, the annual bonus paid to other management employees. In addition, the Committee may approve other contributions to the plan. These contributions are made through payroll deductions and are used to purchase AT&T deferred share units (each representing the right to receive a share of AT&T stock) at fair market value on a tax-deferred basis. Participants receive a 20% match in the form of additional deferred share units; however, with respect to short-term awards, officer level participants receive the 20% match only on the purchase of deferred share units that represent no more than their target awards. In addition, the Company provides “makeup” matching contributions in the form of additional deferred share units in order to generally offset the loss of match in the 401(k) plan caused by participation in the SPDP and the CDP, and to provide match on compensation that exceeds Federal compensation limits for 401(k)

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plans. The makeup match is an 80% match on contributions from the first 6% of salary and bonus (the same rate as used in the Company’s principal 401(k) plan), reduced by the amount of matching contributions the employee is eligible to receive (regardless of actual participation) in the Company’s 401(k) plan. (For managers hired after January 1, 2015, the 401(k) match and SPDP makeup match is 100% on contributions from the first 6% of salary.) Officer level employees do not receive a makeup match on the contribution of their short-term awards. Deferrals are distributed in AT&T stock at times elected by the participant. For salary deferrals prior to 2011 and bonus deferrals prior to 2012, in lieu of the 20% match, participants received two stock options for each deferred share unit acquired. Each stock option had an exercise price equal to the fair market value of the stock on the date of grant.

Cash Deferral Plan (CDP)

Managers who defer at least 6% of salary in the SPDP may also defer up to 50% (25% in the case of mid-level managers) of salary into the CDP. Similarly, managers that defer 6% of bonuses in the SPDP may also defer bonuses in the CDP, subject to the same deferral limits as for salary; however officer level managers may defer up to 95% of their short-term award into the CDP without a corresponding SPDP deferral. In addition, the Committee may approve other contributions to the plan. We pay interest at the Moody’s Long-Term Corporate Bond Yield Average for the preceding September (the Moody’s rate), a common index used by companies. Pursuant to the rules of the SEC, we include in the “Summary

Compensation Table” under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” any earnings on deferred compensation that exceed a rate determined in accordance with SEC rules. Deferrals are distributed at times elected by the participant. Similarly, under its predecessor plan, managers could defer salary and incentive compensation to be paid at times selected by the participant. No deferrals were permitted under the prior plan after 2004. Account balances in the prior plan are credited with interest at a rate determined annually by the Company, which will be no less than the prior September Moody’s rate.

Other Nonqualified Deferred Compensation Plans

Certain of the Named Executive Officers also participated in deferred compensation plans that are now closed to additional contributions and are described below.

AT&T Mobility Cash Deferral Plan

Mr. de la Vega has a balance in the AT&T Mobility Cash Deferral Plan, a nonqualified, executive deferred compensation plan. The plan permitted officers and senior managers to defer between 6% and 50% of their base pay and between 6% and 75% of their annual bonus and long-term compensation awards into the plan. The Company provided a match equal to 80% of 6% of the salary and annual bonus deferred by the participant. The plan also provided an additional match when a participant’s salary and annual bonus exceeded Internal Revenue Code qualified plan limits. Benefits under the plan are unfunded. Account balances earn interest at a rate that is reset each calendar year based on the Moody’s rate for the prior September. Distributions occur according to employee elections. AT&T Mobility adopted a successor plan, known as the AT&T Mobility 2005 Cash Deferral Plan, having substantially the same terms as the original plan except with respect to the timing of deferral and distribution elections. No new deferrals were permitted after 2008.

BellSouth Nonqualified Deferred Income Plan

Mr. de la Vega also made contributions from his BellSouth compensation to this nonqualified deferred compensation plan. Under Schedule A of the plan, senior managers were permitted to make up to two annual deferrals of up to 25% of their salary and bonus. Beginning with the 7th year after the deferral, the plan returned the original deferral to the participant in one to three annual installments, depending on the year of the deferral. Mr. de la Vega’s deferrals under Schedule A receive fixed rates of 17.0% and 17.5% for his 1991 and 1993 deferrals, respectively. The balance is paid in 15 annual installments beginning at age 65. Under Schedule B, participants were

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able to defer up to 10% of their salary and bonus; distributions are made at the election of the participant. Mr. de la Vega elected 5 annual installments beginning in 2012 and received his final installment in 2016.

Mr. de la Vega’s deferrals under Schedule B received fixed rates of 11.0% for his 1994 deferral and 10% for his 1995 deferral. No new deferrals were permitted under this plan after 1998.

AT&T Severance Policy

The AT&T Severance Policy generally limits severance payments for executive officers to 2.99 times salary and bonus. Under the AT&T Severance Policy, the Company will not provide severance benefits to an executive officer that exceed 2.99 times the officer’s annual base salary, plus target bonus, unless the excess payment receives prior stockholder approval or is ratified by stockholders at a regularly scheduled annual meeting within the following 15 months.

Potential Payments Upon Change in Control

Change in Control

An acquisition in our industry can take a year or more to complete, and during that time it is critical that the Company have continuity of its leadership. If we are in the process of being acquired, our officers may have concerns about their employment with the new company. Our Change in Control Severance Plan offers benefits so that our officers may focus on the Company’s business without the distraction of searching for new employment. The Change in Control Severance Plan covers our officers, including each of the Named Executive Officers. Mr. de la Vega retired on December 31, 2016.

Description of Change in Control Severance Plan

The Change in Control Severance Plan provides an officer who is terminated or otherwise leaves our Company for “good reason” after a change in control a payment equal to 2.99 times the sum of the executive’s most recent salary and target bonus. The Company is not responsible for the payment of excise taxes (or taxes on such payments). In 2014, the Company eliminated health, life insurance and financial counseling benefits from the plan.

“Good reason” means, in general, assignment of duties inconsistent with the executive’s title or status; a substantial adverse change in the nature or status of the executive’s responsibilities; a reduction in pay; or failure to pay compensation or continue benefits. For the

CEO, we eliminated a provision that defined “good reason” to include a good faith determination by the executive within 90 days of the change in control that he or she is not able to discharge his or her duties effectively.

Under the plan, a change in control occurs: (a) if anyone (other than one of our employee benefit plans) acquires more than 20% of AT&T’s common stock, (b) if within a two-year period, the Directors at the beginning of the period (together with any new Directors elected or nominated for election by a two-thirds majority of Directors then in office who were Directors at the beginning of the period or whose election or nomination for election was previously so approved) cease to constitute a majority of the Board, (c) upon consummation of a merger where AT&T Inc. is one of the merging entities and where persons other than the AT&T stockholders immediately before the merger hold more than 50% of the voting power of the surviving entity, or (d) upon our stockholders’ approval of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

If a change in control and a subsequent termination of employment of the Named Executive Officers had occurred at the end of 2016 in accordance with the Change in Control Severance Plan, the following estimated severance payments would have been paid in a lump sum.

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Potential Change in Control Severance Payments

as of December 31, 2016

Name	Severance ($)
Stephenson	22,425,000
Stephens	8,117,850
de la Vega	8,641,100
Donovan	7,519,850
Stankey	8,671,000

None of the Named Executive Officers hold stock awards that would be subject to automatic vesting in connection with a change in control.

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Other Information

Other Information

Section 16(a) Beneficial Ownership Reporting Compliance

AT&T’s executive officers and Directors are required under the Securities Exchange Act of 1934 to file reports of transactions and holdings in AT&T common stock with the SEC and the NYSE. Based solely on a review of the filed reports made during or with respect to the preceding year, AT&T believes that all executive officers and Directors were in compliance with all filing requirements applicable to such executive officers and Directors, except for Mr. Rose for whom one report regarding the purchase of AT&T common stock was inadvertently filed late.

Availability of Corporate Governance Documents

A copy of AT&T’s Annual Report to the SEC on Form 10-K for the year 2016 may be obtained without charge upon written request to AT&T Stockholder Services, 208 S. Akard, Room 1830, Dallas, Texas 75202. AT&T’s Corporate Governance Guidelines, Code of Ethics, and Committee Charters for the following committees may be viewed online at www.att.com and are also available in print to anyone who requests them (contact the Senior Vice President and Secretary of AT&T at the address below): Audit Committee, Human Resources Committee, Corporate Governance and Nominating Committee, Corporate Development and Finance Committee, Public Policy and Corporate Reputation Committee, and Executive Committee.

Stockholder Proposals and Director Nominees

Stockholder proposals intended to be included in the proxy materials for the 2018 Annual Meeting must be received by November 10, 2017. Such proposals should be sent in writing by courier or certified mail to the Senior Vice President and Secretary of AT&T at 208 S. Akard Street, Suite 3241, Dallas, Texas 75202. Stockholder proposals that are sent to any other person or location or by any other means may not be received in a timely manner.

Stockholders who intend to submit proposals at an Annual Meeting but whose proposals are not included in the proxy materials for the meeting and stockholders who intend to submit nominations for Directors at an Annual Meeting are required to notify the Senior Vice President and Secretary of AT&T (at the address above) of their proposal or nominations and to provide certain other information not less than 90 days, nor more than 120 days, before the anniversary of the prior Annual Meeting of Stockholders, in accordance with AT&T’s Bylaws. Special notice provisions apply under the Bylaws if the date of the Annual Meeting is more than 30 days before or 70 days after the anniversary date.

Householding Information

No more than one annual report and Proxy Statement will be sent to multiple stockholders sharing an address unless AT&T has received contrary instructions from one or more of the stockholders at that address. Stockholders may request a separate copy of the most recent annual report and/or the Proxy Statement by writing the transfer agent at: Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078, or by calling (800) 351-7221. Stockholders calling from outside the United States may call (781) 575-4729. Requests will be responded to promptly. Stockholders sharing an address who desire to receive multiple copies, or who wish to receive only a single copy, of the annual report and/or the Proxy Statement may write or call the transfer agent at the above address or phone numbers to request a change.

Cost of Proxy Solicitation

The cost of soliciting proxies will be borne by AT&T. Officers, agents and employees of AT&T and its subsidiaries and other solicitors retained by AT&T may, by letter, by telephone or in person, make additional requests for the return of proxies and may receive proxies on behalf of AT&T. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses. AT&T has retained D. F. King & Co., Inc. to aid in the solicitation of proxies at a fee of $23,500, plus expenses.

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Annex

Annex

The following tables reconcile our free cash flow and earnings per share metrics, discussed on page 52, to the most comparable GAAP metrics.

Free cash flow is defined as cash from operations minus capital expenditures. We believe these metrics provide useful information to our investors because management views free cash flow as an important indicator of how much cash is generated by routine business operations, including capital expenditures, and makes decisions based on it. Management also views free cash flow as a measure of cash available to pay debt and return cash to stockholders.

Free Cash Flow

Dollars in millions	Twelve Months Ended December 31, 2016
Net cash provided by operating activities	$39,344
Less: Capital expenditures	(22,408)
Free Cash Flow	16,936

Adjusted diluted EPS is calculated by excluding from operating revenues, operating expenses and income tax expense certain significant items that are non-operational or non-recurring in nature, including dispositions and merger integration and transaction costs (referred to as “Adjusting Items”). Management believes that these measures provide relevant and useful information to investors and other users of our financial data in evaluating the effectiveness of our operations and underlying business trends.

Adjusting items include revenues and costs we consider nonoperational in nature, such as items arising from asset acquisitions or dispositions. We also adjust for net actuarial gains or losses associated with our pension and postemployment benefit plans due to the often significant impact on our fourth-quarter results (we immediately recognize this gain or loss in the income statement, pursuant to our accounting policy for the recognition of actuarial gains and losses.) Consequently, our adjusted results reflect an expected return on plan assets rather than the actual return on plan assets, as included in the GAAP measure of income.

The tax impact of adjusting items is calculated using the effective tax rate during the quarter except for (1) adjustments related to Mexico operations, which are taxed at the 30% marginal rate for Mexico and (2) adjustments that, given their magnitude can drive a change in the effective tax rate, reflect the actual tax expense or combined marginal rate of approximately 38%.

AT&T 2017 Proxy Statement	| A-1 |

Annex

Adjusted Diluted EPS

Twelve Months Ended December 31, 2016

Diluted Earnings Per Share (EPS)	$ 2.10
Amortization of intangible assets	0.55
Merger integration and other items [1]	0.13
Employee separation costs	0.04
Asset abandonments and impairments	0.04
Actuarial (gain) loss	0.10
Storm related and other items	0.01
Gain (loss) on transfer of wireless spectrum	(0.07)
Tax-related benefits	(0.06)
Adjusted EPS	$ 2.84
1	Includes combined merger integration items, Leap network decommissioning, and DIRECTV-related interest expense and exchange fees.

| A-2 |	www.att.com

Annex

J.D. Power Award Information

AT&T was ranked highest in the following J.D. Power studies:

•	“Highest in Wireless Purchase Experience Satisfaction, Eight Times in a Row, and Customer Service among Full Service Wireless Providers, Two Times in a Row”

AT&T received the highest numerical score among providers in the J.D. Power 2016 (Vol. 2) and 2017 (Vol. 1) U.S. Wireless Customer Care Full-Service Performance Studies. 2017 V1 study based on 8,135 total responses, 4 full-service carriers, and measures the experiences of current customers who contacted their carrier’s customer care department within the past three months, surveyed July – December 2016. Your experiences may vary. Visit jdpower.com

AT&T received the highest number among providers in the J.D. Power 2013 Vol. 2, 2014-2016 (V1 & V2), and 2017 Vol. 1 U.S. Wireless Purchase Experience Full-Service Performance Studies. 2017 V1 study based on 8,058 total responses, 4 full-service carriers, and measures the experiences of current wireless service customers who made a sales transaction with their current carrier within the past three months, surveyed July-December 2016. Your experiences may vary. Visit jdpower.com

AT&T 2017 Proxy Statement	| A-3 |

Admission Ticket
IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions

You can vote by Internet or telephone.
Available 24 hours a day, 7 days a week.

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote by Internet

• Go to www.envisionreports.com/att

• Or scan the QR code with your smartphone

• Follow the steps outlined on the secure website

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  To vote by using the proxy card below, fold along the perforation, detach and return the bottom portion in the enclosed envelope.  ▼

A	Election of Directors — The Board of Directors recommends a vote FOR the listed nominees.

1.	Nominees:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
	01 - Randall L. Stephenson	☐	☐	☐	06 - William E. Kennard	☐	☐	☐	11 - Cynthia B. Taylor	☐	☐	☐
	02 - Samuel A. Di Piazza, Jr.	☐	☐	☐	07 - Michael B. McCallister	☐	☐	☐	12 - Laura D’Andrea Tyson	☐	☐	☐

	03 - Richard W. Fisher	☐	☐	☐	08 - Beth E. Mooney	☐	☐	☐	13 - Geoffrey Y. Yang	☐	☐	☐

	04 - Scott T. Ford	☐	☐	☐	09 - Joyce M. Roché	☐	☐	☐

	05 - Glenn H. Hutchins	☐	☐	☐	10 - Matthew K. Rose	☐	☐	☐

B	Management Proposals — The Board of Directors recommends a vote FOR Items 2 and 3 and every 1 Yr on Item 4.

			For	Against	Abstain			For	Against	Abstain

2.	Ratification of appointment of independent auditors.		☐	☐	☐	3.	Advisory approval of executive compensation.	☐	☐	☐

		3 Yrs	2 Yrs	1 Yr	Abstain

4.	Advisory approval of frequency of vote on executive compensation.	☐	☐	☐	☐

C	Stockholder Proposals — The Board of Directors recommends a vote AGAINST Items 5 through 8.

		For	Against	Abstain			For	Against	Abstain			For	Against	Abstain

5.	Prepare political spending report.	☐	☐	☐	6.	Prepare lobbying report.	☐	☐	☐	7.	Modify proxy access requirements.	☐	☐	☐

8.	Reduce vote required for written consent.	☐	☐	☐

∎		1 U P X	+

001CSP00A8	02I7GI

AT&T Inc. 2017 Annual Meeting of Stockholders	Admission Ticket

Friday, April 28, 2017	Upon arrival, please present this admission ticket and photo ID at the registration desk.
Doors open at 7:30 a.m. local time
Meeting begins at 9:00 a.m. local time

Dallas City Performance Hall

2520 Flora Street

Dallas, TX 75201

Directions:

Complimentary parking is available as indicated on the map.

Upon arrival, please present this admission ticket and a government-issued photo identification. All shareholders and guests are required to present a government-issued photo identification. For safety and security reasons, use of recording devices and still video cameras are not permitted. In addition, signs, placards, leaflets, computers, large bags, briefcases, packages, and weapons will not be permitted in the building.

▼  To vote by using the proxy card below, fold along the perforation, detach and return the bottom portion in the enclosed envelope.  ▼

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on April 28, 2017.

The undersigned hereby appoints Randall L. Stephenson and John J. Stephens, and each of them, proxies, with full power of substitution, to vote all common shares of the undersigned in AT&T Inc. at the Annual Meeting of Stockholders to be held on April 28, 2017, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, in accordance with the directions indicated on the reverse side of this card or provided through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters +
that may properly come before the meeting. If specific voting directions are not given with respect to the matters to be acted upon and the signed card is returned, it will be treated as an instruction to vote such shares in accordance with the Directors’ recommendations on the matters listed on the reverse side of this card and at the discretion of the proxies on any other matters that may properly come before the meeting.

The Board of Directors recommends a vote FOR all nominees, FOR Items 2 – 3 and every 1 Yr on Item 4, and AGAINST each of the stockholder proposals (Items 5 – 8) listed on the reverse side of this card (each of which is described in the proxy statement). The Board of Directors knows of no other matters that are to be presented at the meeting.

Please sign below and return promptly in the enclosed envelope or, if you choose, you can submit your proxy by telephone, through the Internet or mail it to Computershare, PO Box 43115, Providence RI 02940.

This proxy card, when signed and returned, or your telephone or Internet proxy, will also constitute voting instructions to the (a) plan administrator for shares held on your behalf pursuant to The DirectSERVICE Investment Program (dividend reinvestment plan) and (b) plan administrator or trustee for shares held on your behalf under any of the following employee benefit plans: the AT&T Savings and Security Plan, the AT&T Puerto Rico Retirement Savings Plan, the AT&T Retirement Savings Plan and the BellSouth Savings and Security Plan. Shares in the employee benefit plans, for which voting instructions are not received will not be voted, subject to the trustee’s fiduciary obligations. To allow sufficient time for voting by the trustees and/or administrators of the employee benefit plans, your voting instructions must be received by April 25, 2017.

D	Non-Voting Items
Change of Address — Please print new address below.

E	Authorized Signatures — This section must be completed for your instructions to be executed.
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

∎	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – E ON BOTH SIDES OF THIS CARD.	+